Exhibit 4.4

Schedule “A”

Kraft Canada Inc.

Kraft Canada Inc. Retirement Plan for Canadian Hourly

Employees

Amended and Restated as of January 1, 2011

Canada Revenue Agency and

Financial Services Commission of Ontario

Registration No. 0543702

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Table of Contents

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Part 1 – General Provisions

Article 1 – Introduction

1.01	This document constitutes the Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees (the “Plan”), as amended and restated herein as of January 1, 2011.

1.02	The purpose of this amendment and restatement is to:

(a)	consolidate all amendments to date;

(b)	remove unnecessary provisions;

(c)	close eligibility for membership under the DB Provisions of the Plan for Employees hired or rehired after December 31, 2010;

(d)	add new DC Provisions for all eligible Non-Union Employees hired on and after January 1, 2011;

(e)	close eligibility for membership under the Optional Pension Plan referenced in Appendix A – Schedule 5 for all eligible Employees hired or rehired after December 31, 2010

(f)	clarify certain administrative provisions of the Plan; and

(g)	comply with amendments to Applicable Pension Laws and Revenue Rules.

1.03	The primary purpose of the Plan is to provide retirement income and related benefits for eligible employees of the Company who are employed on and after the Effective Date.

1.04	The Plan as contained herein shall be applicable to Members who are in the employment of the Company on or after January 1, 2011. Benefits in respect of a Member whose employment ceased prior to January 1, 2011 shall be determined in accordance with the terms of the Plan at the time of such cessation of employment, except as required by Applicable Pension Laws and Revenue Rules, and as specifically provided herein.

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1.05	The Plan is intended to be a pension plan accepted for registration under Applicable Pension Laws and Revenue Rules. The Plan shall be designed, written and administered to comply with the requirements of Applicable Pension Laws and Revenue Rules. If the Plan fails to comply with such requirements, the Company may in its absolute discretion amend the Plan to comply with such requirements or terminate the Plan.

Any amendment to the Plan is conditional upon acceptance for registration under both Applicable Pension Laws and Revenue Rules, and may be modified or withdrawn by the Company, in its sole and absolute discretion, if the amendment is not accepted for registration under either Applicable Pension Laws or Revenue Rules.

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Article 2 – Construction, Interpretation and Definitions

Construction and Interpretation

2.01	This document, as it may be amended from time to time, constitutes the Plan. No statement in any other document or communication, whether or not such document or communication is required by Applicable Pension Laws or Revenue Rules, shall create or confer any right or obligation other than as set out in this document or otherwise as required by Applicable Pension Laws or Revenue Rules, nor may any such document or communication be used or relied upon to interpret or vary any terms or provisions of the Plan.

2.02	The masculine pronoun wherever used herein shall include the feminine pronoun, where applicable, and the singular shall include the plural and vice versa, as the context shall require. References to a paragraph, Section, Article, Schedule or Appendix mean a paragraph, Section, Article, Schedule or Appendix in the Plan.

2.03	The Plan shall be construed in accordance with the laws of the Province of Ontario.

2.04	All amounts payable under the Plan are stated and shall be paid in the lawful currency of Canada. If an amount of benefit or earnings entering into the computation of any benefit or contribution hereunder is expressed in a currency other than that of Canada, such amount shall be converted to Canadian currency prior to such computation based upon exchange rates established by the Company.

2.05	Each provision of the Plan is distinct and severable, and if any provision of the Plan or part thereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

2.06	Headings wherever used herein are for reference purposes only, and do not limit or extend the meaning of any of the Plan’s provisions.

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Definitions

In this Plan, the following terms shall, unless the context clearly indicates otherwise, have the following meanings:

2.07	“Actuarial(ly) Equivalent” means a benefit of equivalent value, but of different form of payment to a specified benefit, as determined on a basis of calculation adopted by the Company on the advice of the Actuary and in effect on the date such determination is being made, provided that such basis is in accordance with Applicable Pension Laws and Revenue Rules. Notwithstanding the foregoing, the Company may adopt a basis that eases the administration of the Plan, including the use of unisex factors, provided that such basis is not precluded by Applicable Pension Laws or Revenue Rules.

2.08	“Actuary” means an individual from time to time appointed by the Company to carry out actuarial valuations and provide such actuarial advice and services as may be required from time to time for the purposes of the Plan. The Actuary shall at all times be a person who is a Fellow of the Canadian Institute of Actuaries.

2.09	“Applicable Pension Laws” means the Pension Benefits Act (Ontario) and any regulation pursuant thereto and any amendments or substitutes therefor as well as any similar statute applicable to the Plan and any regulation pursuant thereto adopted by the federal or any provincial government. Applicable Pension Laws shall include any other pension standards legislation applicable to an Employee or a Member of the Plan.

2.10	“Beneficiary” means the person last designated by the Member, pursuant to Section 10.01, to receive any benefit payable to a Beneficiary under the Plan in the event of the death of the Member in accordance with the provisions of Article 7 of Part 2 or Article 7 of Part 3 or, in the absence of an effective designation of a Beneficiary, the estate of the Member.

2.11	“Board” means the board of directors of the Company.

2.12	“Company” means:

(a)	prior to January 20, 1995, Kraft General Foods Canada Inc.; and

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(b)	on and after January 20, 1995, Kraft Canada Inc. and any successor corporation, whether by amalgamation, merger or otherwise.

2.13	“Company Basic Contributions” means the contributions made by the Company in respect of a DC Member pursuant to Section 3.01 of Part 2.

2.14	“Company Matching Contributions” means the contributions made by the Company in respect of a DC Member pursuant to Section 3.02 of Part 2.

2.15	“Continuous Service” means the period of uninterrupted employment of an Employee beginning with the date on which the Employee was last hired by the Company, and ending on the earliest of:

(a)	the Member no longer being employed by the Company or any other corporation associated with the Company;

(b)	the Member’s death;

(c)	the Member’s Retirement Date;

(d)	the discontinuance of the Plan without immediate substitution of a successor registered employees’ pension plan.

Where it is specifically provided for in the applicable Schedule of Appendix A, Continuous Service shall include uninterrupted service with a predecessor corporation acquired by the Company

The following periods shall be included in the determination of a Member’s Continuous Service and shall not constitute interruption of employment:

(e)	leave of absence for such period as may be duly authorized by the Company, including sickness, accident, emergency leave, compassionate care, pregnancy or parental leave, provided that such leave does not exceed a period of 24 months;

(f)	total disability, as certified by a qualified medical doctor, provided the Member qualifies for benefits under the Company’s disability income plan;

(g)	a Temporary Suspension of Employment;

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(h)	a lay-off, provided the Member does not elect to receive benefits in accordance with Article 6 or 8 of Part 2 or Articles 6 or 9 of Part 3 and the period of lay-off does not exceed two years;

(i)	in the event of a national emergency, the Members joining the Canadian Armed Forces or engaging full-time in national service work for Canada.

To the extent that periods are included in Credited Service by virtue of paragraph 2.02(c) of the DB Provisions, then such periods shall be included in Continuous Service.

2.16	“Credited Service” means the service of a Member as defined in Article 2 of the DB Provisions.

2.17	“Date of Determination” means the date as of which a benefit is to be calculated under the Plan, as specified in each relevant Section, and being one of the following:

(a)	a Member’s Retirement Date,

(b)	a Member’s date of termination of employment;

(c)	a Member’s date of death; and

(d)	the date of amendment or discontinuance of the Plan or the date of consolidation or merger of the Plan with another registered pension plan.

2.18	“DB Account” means the account established in accordance with paragraph 5.04(b) of Part 1.

2.19	“DB Member” means a Member who is accruing Credited Service under the DB Provisions.

2.20	“DB Provisions” means the defined benefit provisions of the Plan, as described under Part 3 of the Plan.

2.21	“DC Account” means the account established pursuant to Section 5.01 of Part 2.

2.22	“DC Member” means a Member who is not a DB Member and who joins the Plan in accordance with Section 3.02.

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2.23	“DC Provisions” means the defined contribution provisions of the Plan, as described under Part 2 of the Plan.

2.24	“Early Retirement Date” means the date of a Member’s actual retirement as specified in Section 4.02.

2.25	(a)	“Earnings” in respect of a DB Member means the amount of regular remuneration for regularly scheduled hours received from and determined by the Company. For the purposes of a DC Member, Earnings shall mean the annual base salary, including regular incentive payments, overtime and premium pay and excluding long-term incentive awards, prizes or additional awards in cash or otherwise.

	(b)	“Average Earnings” means the annual average of the Member’s Earnings during the five calendar years out of the last 10 calendar years of employment during which such Earnings were highest or, where the Member’s Continuous Service is less than five years, the annual average of his Earnings during his Continuous Service. For purposes of this calculation, the year in which the Member’s termination of employment occurs is recognized as a complete year, with Earnings during the portion of the year after such termination being assumed to be at the rate of Earnings in effect immediately prior to his date of termination.

2.26	“Effective Date” means September 1, 1970.

2.27	“Employee” means a person who is employed on a full-time or part-time basis in an hourly position by the Company and after December 31, 2010 is limited to only Non-Union Employees but shall not include any person employed on a temporary or casual basis, regardless of the duration of his employment, unless Applicable Pension Laws require otherwise.

2.28	“Fund” means the fund established for the purposes of the Plan as set forth herein and established in accordance with the terms and provisions of the Funding Agreement(s), to which all contributions to the Plan shall be made and from which all benefits under the Plan shall be payable.

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2.29	“Funding Agent(s)” means the trust and/or insurance company and/or any group of individual trustees designated by the Company and holding the whole or a portion of the assets of the Fund at any time pursuant to the terms of a Funding Agreement(s).

2.30	“Funding Agreement(s)” means any trust deed, agreement or agreements executed from time to time between the Company and any Funding Agent(s), including any insurance or annuity contract or contracts issued by a Funding Agent(s) and including any amendments which are from time to time made to any such documents, pertaining to the custody of the investments of the Fund.

2.31	“Interest” means the amount of money credited to Member Required Contributions in accordance with Article 3 of Part 3 or to Voluntary Contributions in accordance with Section 13.01 of Part 3, as applicable.

2.32	“Investment Earnings” means the investment gains and losses allocated to each OPP Company Account and OPP Member Account under Schedule 5 of Appendix A.

2.33	“Long-Term Disability” means a physical or mental impairment, as certified in writing by a qualified medical doctor licensed to practice in the province in which the Member resides, and which meets the qualification criteria for receipt of benefits under the Company’s long- term disability income plan and prevents the Member from performing the duties of employment in which the Member was engaged before the commencement of the impairment.

2.34	“Member” means an Employee who has joined the Plan in accordance with Article 3 and who continues to be contingently or absolutely entitled to a retirement income under the Plan. A Member includes both a DB Member and a DC Member.

2.35	“Member Optional DC Contributions” means the contributions made by a Member in accordance with Section 2.02 of Part 2, if any.

2.36	“Member Required DB Contributions” means the contributions made by a Member in accordance with Article 3 of Part 3.

2.37	“Member Required DC Contributions” means the contributions made by a Member in accordance with Section 2.01 of Part 2.

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2.38	“Member Voluntary DB Contributions” means the contributions a Member made in accordance with Article 13 of Part 3.

2.39	“Money Purchase Limit” has the meaning assigned under Revenue Rules.

2.40	“Non-Union Employee” means an employee employed on a full-time or part-time basis in a non-union hourly position by the Company at the Oakville location.

2.41	“Normal Retirement Date” means the date specified in Section 4.01.

2.42	“OPP” means the set of provisions detailed in Schedule 5 of Appendix A.

2.43	“OPP Company Account” means the aggregate of OPP Company Contributions, plus Investment Earnings thereon, in respect of an OPP Member.

2.44	“OPP Company Contributions” means the contributions deposited in the OPP Company Account in respect of an OPP Member.

2.45	“OPP Member” means a Member who is participating in the OPP pursuant to Schedule 5 of Appendix A.

2.46	“OPP Member Account” means the aggregate of OPP Member Contributions, plus Investment Earnings thereon, in respect of an OPP Member.

2.47	“OPP Member Contributions” means the contributions made by an OPP Member in accordance with Section A-5.04 of Appendix A.

2.48	“Pension Commencement Date” means the date on which a Member starts receiving his retirement income.

2.49	“Plan” means the Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees as amended from time to time.

2.50	“Plan Year” means a calendar year.

2.51	“Postponed Retirement Date” means the date specified in Section 4.03.

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2.52	“RRSP” means a retirement savings plan which is registered under the Income Tax Act (Canada).

2.53	“Reciprocal Agreement” means a written agreement whereby the Company and a previous or future employer of a Member agree that service with the earlier employer shall be recognized as pensionable service with the subsequent employer, to the extent allowed and subject to the conditions specified in the agreement, Applicable Pension Laws and Revenue Rules.

2.54	“Retirement Date” means the date on which a Member actually retires or is deemed to be retired, such date being one of an Early Retirement Date, Normal Retirement Date or Postponed Retirement Date.

2.55	“Revenue Rules” means the provisions of the Income Tax Act (Canada) pertaining to pension plans or funds registered under the Income Tax Act (Canada) and any applicable provincial income tax act, and any relevant regulations thereto, as they may be amended from time to time as they are applicable to the Plan.

2.56	“Spouse” means subject to the Applicable Pension Laws, the person who, at the earlier of the commencement of a Member’s pension and the date of the Member’s death, meets one of the following eligibility requirements:

(a)	the person who is married to the Member; or

(b)	the person who is not married to the Member and is living with the Member in a conjugal relationship:

(i)	continuously for a period of not less than three years; or

(ii)	in a relationship of some permanence, if they are the natural or adoptive parents of a child, both as defined in the Family Law Act (Ontario);

provided that the person is not living separate and apart from the Member at that time and provided that not more than one person shall be a Spouse hereunder. In the event of more than one person having claims to be such, the determination of the Company as to which person shall be the Spouse, on the basis of evidence available to it and which it considers sufficient for the purposes of such determination, and on the basis of the requirements of Applicable Pension Laws, shall be final.

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2.57	“Temporary Suspension of Employment” means any suspension of employment that lasts less than two years and is expected to be temporary in nature or such other period as required by the Applicable Pension Laws.

2.58	“Valuation Date” means the date at which the Funding Agent(s) determines the value of the DC Account within the Fund in accordance with section 5.03 of Part 2.

2.59	“Vesting Date” means the date the Employee becomes a Member of the Plan.

2.60	(a)	“YMPE” means the Year’s Maximum Pensionable Earnings established under the Canada Pension Plan, as amended from time to time, or under any superseding legislation considered by the Company to be appropriate.

	(b)	“YMPE Average” on any date means the annual average of the YMPE in the 36 consecutive calendar months of employment immediately preceding such date, or, where the Member’s Continuous Service is less than 36 consecutive months, the annual average of the YMPE during the Member’s Continuous Service.

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Article 3 – Membership

3.01	Members at December 31, 2010

Each Employee who was a Member of the Plan on December 31, 2010 shall continue to be a DB Member of the Plan on and after January 1, 2011.

3.02	Other Employees – Not Members of the Plan at December 31, 2010

Each other person who was an Employee on December 31, 2010 but who was not yet a Member of the Plan shall be eligible to join the Plan and become a Member of the DB Provisions upon fulfillment of the eligibility requirements outlined in the applicable Schedule of Appendix A.

Subject to the Applicable Pension Laws, each other Employee on December 31, 2010 who is employed on a less than full-time basis shall become a DB Member on the first day of the month coincident with or next following the date the Employee completes two (2) consecutive calendar years of Continuous Service, in each of which the Employee:

(i)	completed seven hundred (700) hours of employment with the Company; or

(ii)	received Earnings from the Company of at least thirty-five percent (35%) of the YMPE.

3.03	New Employees hired on and after January 1, 2011

Each Non-Union Employee hired on and after January 1, 2011 shall join the Plan as a DC Member on the first payroll period after completing 30 days of Continuous Service.

In order to become a Member, an eligible Employee must submit to the Company in writing, on such form as the Company may prescribe, an authorization for the Company to deduct Member DC Contributions, as applicable, from his Earnings and providing for designation of a Beneficiary. Such Employee shall become a Member on the first day of the month next following the date such form is submitted to the Company, provided he has fulfilled the eligibility requirements.

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3.04	Membership at Company’s Discretion

Notwithstanding anything to the contrary contained in this Article, the Company may agree to the earlier participation in this Plan of any Employee of the Company in accordance with such other terms and conditions as may be mutually agreed upon between the Company and the Employee.

3.05	Not a Contract of Employment

Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the rights of the Company to discharge or lay-off any Employee at any time and to treat him without regard to the effect which such treatment might have upon him as a Member.

3.06	No Discontinuance of Membership

While a Member remains in employment with the Company, the Member may not terminate or suspend his membership in the Plan.

3.07	Re-Employment

(a)	If an Employee terminates employment with the Company, other than by retirement, and is subsequently re-employed with the Company on or after January 1, 2011 and prior to the end of the calendar year in which he attains age seventy-one (71) or such other age permitted under Revenue Rules, his periods of Continuous Service shall be treated separately, and the second period shall be considered to start from the date of his subsequent re-employment for the purposes of the Plan, unless otherwise agreed in writing by the Company under specified applicable conditions or required by Applicable Pension Laws, and as permitted under Revenue Rules. If the Employee is not a Non-Union Employee, such Employee shall continue to accrue benefits under the DB Provisions upon fulfilling the eligibility requirements outlines in the applicable Schedule of Appendix A. If the Employee is a Non-Union Employee, such Employee shall become a DC Member upon fulfilling the eligibility requirements under Section 3.03 of Part 1.

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(b)	If an Employee who is receiving retirement income under the DB Provisions of the Plan or who elected a distribution option under the DC Provisions of the Plan is subsequently re-employed with the Company on or after January 1, 2011 and prior to the end of the calendar year in which he attains age seventy-one (71) or such other age permitted under Revenue Rules, the Employee shall become a DC Member upon fulfilling the eligibility requirements under Section 3.03 of Part 1. The Employee’s retirement income under the DB Provisions of the Plan, if any, shall continue to be paid.

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Article 4 – Retirement Dates

4.01	Normal Retirement

The Normal Retirement Date of a Member is the first (1st) day of the month immediately following the attainment of age sixty-five (65).

4.02	Early Retirement

A Member may retire prior to his Normal Retirement Date on the first (1st) day of any month immediately following the date on which the Member attains age fifty-five (55). The date of the Member’s actual retirement in accordance with this Section shall be his Early Retirement Date.

4.03	Postponed Retirement

If a Member continues in the employment of the Company beyond Normal Retirement Date, the Member shall retire, or be deemed to have retired for the purposes of the Plan, not later than December 1 of the calendar year in which the Member attains age seventy-one (71) or such other date permitted under Revenue Rules. The date of the Member’s actual or deemed retirement in accordance with this Section shall be the Postponed Retirement Date.

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Article 5 – Contributions and Funding

5.01	Payment of Contributions

All contributions made to the Plan shall be paid to the Funding Agent(s) for deposit to the Fund within the time period prescribed by Applicable Pension Laws.

5.02	Company Contributions

(a)	With respect to the DB Provisions of the Plan, based upon the amounts estimated by the Actuary and subject to Section 5.05, the Company shall contribute to the Fund such amounts as are required in accordance with, and within the time limits specified in, Applicable Pension Laws. Subject to Applicable Pension Laws, the liability of the Company at any time is limited to such contributions as should have theretofore been made by it in accordance with Applicable Pension Laws.

(b)	With respect to the DC Provisions of the Plan and subject to Section 5.05, the Company shall contribute in accordance with Sections 3.01 and 3.02 of Part 2.

Notwithstanding the foregoing, contributions made to the Plan by the Company shall only be made if they are eligible contributions in accordance with Revenue Rules.

5.03	Member Contributions

A Member shall make contributions in respect of the DC Provisions in accordance with Article 2 of Part 2, if applicable or in respect of the DB Provisions in accordance with Article 3 of Part 3, if applicable.

5.04	Fund

(a)	The retirement income and other benefits provided under the Plan shall be financed by a Fund established for the purposes of the Plan, under which all contributions and investment income are held to pay such retirement income and other benefits, and the fees, costs and expenses to be paid from the Fund, as specified in paragraph (f).

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(b)	The Fund shall contain one DB Account and a DC Account for each DC Member as specified in Article 5 of Part 2. The DB Account shall consist of assets in the Fund not allocated to the DC Accounts of DC Members.

(c)	The Company shall be responsible for the selection of a Funding Agent(s). The Fund (or a portion thereof) shall be maintained and administered by a Funding Agent(s) in accordance with the terms of the Funding Agreement(s) entered into between the Company and such Funding Agent(s). The Company and the Funding Agent(s) may agree to amend the form and the terms of the Funding Agreement(s) at any time and from time to time. The Company may further appoint an organization licensed to provide investment management services, to manage the investment of any portion of the Fund. The Company may replace any Funding Agent(s) or investment manager at any time, in accordance with the terms of any applicable agreement or contract.

(d)	Subject to Applicable Pension Laws, the retirement income and other benefits provided under the Plan shall only be paid to the extent they are provided for by the assets held in the Fund, and no liability or obligation to make any contributions thereto or otherwise shall be imposed upon a Funding Agent(s) or the Company other than in accordance with Section 5.01.

(e)	The investment of the Fund shall be made in accordance with Applicable Pension Laws and Revenue Rules. The Company shall direct the investment of the DB Account and each DC Member shall direct the investment of his DC Account in accordance with Section 5.02 of Part 2.

(f)	All normal and reasonable fees and expenses incurred in the operation of the DB Provisions of the Plan, and the administration and investment of the DB Account of the Fund, shall be paid out of the DB Account, unless paid by the Company. If such expenses are incurred or paid by the Company, the Company may be reimbursed for such expense from the DB Account.

All fees and expenses in connection with the administration, operation and investment of the DC Accounts and the DC Provisions of the Plan, including the investment management fees, investment counsel fees, custodial fees,

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administrative fees, brokerage fees, commissions and transfer taxes, shall be paid by way of adjustment to the net investment returns of the respective DC Accounts subject to any limits set out in the Funding Agreement(s).

Notwithstanding the foregoing, the Company may pay fees and expenses directly or fees may be paid from the DB Account pursuant to Section 5.05. If such expenses are incurred or paid by the Company, it may be reimbursed for such expenses from the Fund.

Fees related to specific transaction initiated by a DC Member, including penalty fees, shall be deducted from his DC Account in accordance with the terms of the Funding Agreement(s).

A former DC Member or his Spouse or Beneficiary, as applicable, shall be responsible for all fees and charges that are levied from time to time in maintaining and investing his DC Account if such former DC Member has not elected a distribution option in accordance with Sections 6.03 and 8.02 of Part 2 within the prescribed time or within such other time as determined by the Company. Such charges will be periodically deducted from the Member’s DC Account.

5.05	Surplus

At the discretion of the Company and subject to the provisions of Applicable Pension Laws, any surplus determined by the Actuary, or a portion thereof, may be used to determine or to reduce the contributions of the Company under the Plan, including Company Basic Contributions and Company Matching Contributions made pursuant to Part 2 of the Plan, and OPP Company Contributions made pursuant to Appendix A – Schedule 5 or be used to pay any fees and expenses or may, to the extent allowed and subject to any conditions or approval procedures under Applicable Pension Laws and Revenue Rules, be returned to the Company.

5.06	Interest on Contributions Receivable under DB Provisions

Any Interest which must be added, as required by Applicable Pension Laws, to any contribution which has not been paid into the DB Account of the Fund and which is due

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in accordance with Applicable Pension Laws shall be credited at a rate equal to the Interest rate credited on Member Required Contributions, as specified in Section 3.02 of Part 3.

5.07	Claims on the Fund

(a)	Contributions made by the Company shall not constitute an enlargement of the amount of any benefit defined in the Plan, and shall not at any time create for any person other than the Company, the right, title or interest in the assets of the Company or the Fund, except as provided under Applicable Pension Laws.

(b)	No Member or any person claiming through him, by virtue of any provision of the Plan, shall have any right to, or any interest in, any part of the Fund, or to any benefit or other payment from the Fund, except to the extent provided from time to time under the Plan, the Funding Agreement(s) or Applicable Pension Laws.

5.08	Borrowing

Neither the Company nor the Funding Agent(s) shall borrow money for the purposes of the Plan, except as allowed under Applicable Pension Laws and Revenue Rules.

5.09	Sole Recourse to the Fund

A Member or person claiming through the Member shall have recourse solely to the Fund for any benefit or other payment from the Plan. Under no circumstances shall any liability attach to the Company or director, officer or employee of the company, for any benefit or other payment hereunder.

5.10	Excess Contributions

If the Company or a Member makes a contribution to the Plan which would cause the revocation of the Plan’s registration under Revenue Rules, subject to conditions or approval procedures under Applicable Pension Laws, such contributions shall be returned to the Company or the Member, as applicable.

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5.11	Discharge of Liability

Upon distribution of a Member’s entitlement under the Plan, including the purchase of a life annuity from an insurance company licensed to transact business in Canada, there shall be no further liability under the Plan in respect of such Member. An acceptance of the benefit or the purchase of a life annuity shall constitute a full acquittal and discharge of the Company, the Fund and the Funding Agent(s) by the recipient.

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Article 6 – Protection of Benefits

6.01	Non-Assignability of Benefits

Except as permitted under Section 6.02 and the portability and commutation provisions of any other Article of the Plan, no benefit, right or interest provided under the Plan shall be:

(a)	capable of anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, seizure, attachment or other legal or equitable process; or

(b)	capable of being given as security or surrendered;

and, for the purposes of this Section:

(c)	assignment does not include assignment by the legal representative of a deceased individual on the distribution of the individual’s estate; and

(d)	surrender does not include a reduction in benefits to avoid the revocation of the registration of the Plan under Revenue Rules.

6.02	Support and Division of Property on Marriage Breakdown

(a)	Subject to Applicable Pension Laws, a benefit payable under the Plan may be:

(i)	subject to execution, seizure or attachment in satisfaction of an order for support or maintenance or a garnishing order, pursuant to a decree, order or judgement of a competent tribunal; or

(ii)	assigned, pledged, charged, encumbered or alienated to satisfy a division of matrimonial property, pursuant to a written agreement, decree, order or judgement of a competent tribunal.

(b)	The determination of the benefit payable to a person under paragraph (a) shall be subject to Applicable Pension Laws and Revenue Rules.

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(c)	The Member’s benefit entitlements shall be reduced to account for the value of any settlement made under paragraph (a). Such reduction shall be determined in accordance with Applicable Pension Laws and Revenue Rules.

6.03	Facility of Payment

If the Company receives evidence, which in its absolute discretion is satisfactory to it, that a person entitled to receive a payment under the Plan is a minor or is physically or mentally incompetent, the Company may direct the payment to any representative, trustee, guardian, attorney or other person or persons entitled at law to receive the payment on the person’s behalf. Such payment shall be a complete discharge of the payment obligation under the Plan.

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Article 7 – Amendment or Discontinuance

7.01	Amendment

The Company expects to continue the Plan indefinitely, but nevertheless reserves the right to:

(a)	amend the Plan;

(b)	terminate the Plan;

(c)	merge or consolidate the Plan with any other registered pension plan adopted by the Board; or

(d)	transfer, merge or consolidate the assets or liabilities of the Plan with the assets and liabilities of any other registered pension plan without maintaining a separate fund and account in respect thereof;

provided that no such action shall adversely affect any right with respect to benefits which have accrued immediately prior to the time such action is taken, except as provided in Sections 7.02 or 7.04. The accrued benefits shall be determined using as the applicable Date of Determination, the earliest of the date the Member ceases to accrue Continuous Service and the date of the amendment, termination, merger or consolidation of the Plan.

Any amendment of the Plan shall be made by:

(e)	the adoption of a resolution by the Board; or

(f)	the execution of a certificate of amendment by an officer of the Company authorized by a resolution of the Board to amend the Plan.

7.02	Amendment Required to Maintain Registration

Notwithstanding any other provisions of the Plan, the Company may amend the Plan as is necessary to maintain the registration of the Plan under Applicable Pension Laws and Revenue Rules. Section 7.01 shall not restrict the Company’s ability to make an

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amendment to the Plan, including, but without limiting the generality of the foregoing, an amendment providing for benefits to be reduced, when the purpose of the amendment is to maintain such registration of the Plan. Any such benefit reduction shall be subject to conditions or approval procedures under Applicable Pension Laws.

7.03	Certification of Post -1989 Additional Benefits

An amendment to the Plan which creates additional benefits in respect of a period of employment after 1989 and which must be certified by the Minister of National Revenue in accordance with Revenue Rules shall not be effective in respect of a Member until such certification has been received for that Member, and prior to certification, such additional benefits shall not be paid as a result of the amendment. The Company shall not make any contributions to the Plan in respect of such amendment until an application for such certification has been filed.

7.04	Discontinuance

In the event the Plan shall be discontinued at any time either in whole, or in part with respect to a specified group of Members only, the assets of the Fund (or the interest therein of Members affected by a partial discontinuance) shall be allocated to provide, to the extent of said assets and subject to Applicable Pension Laws, the retirement income and other benefits then accrued under the Plan. The accrued benefits shall be computed using the date the Member ceases to accrue Continuous Service as the applicable Date of Determination. Such allocation shall be made in accordance with an allocation schedule then established by the Company in consultation with the Actuary and filed with and approved by the appropriate authorities in accordance with Applicable Pension Laws.

7.05	Settlement on Discontinuance of Plan

The provisions for the accrued retirement income and other benefits described in Section 7.04 may be in the form of cash, the purchase of annuity contracts, the transfer of monies to other registered pension plans or to approved registered vehicles, or the continuation of the Fund, or a combination thereof, at the discretion of the Company and as permitted under Applicable Pension Laws and Revenue Rules.

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7.06	Surplus on Discontinuance

(a)	Upon discontinuance of the Plan in whole, assets remaining in the Fund after the discharge of all liabilities under the Plan or under Applicable Pension Laws shall be paid to the Company, subject to Applicable Pension Laws.

(b)	Upon discontinuance of the Plan in part, assets of the Plan shall be used to discharge all liabilities under the Plan or under Applicable Pension Laws to the Members affected by the partial discontinuance, the terms of such payment being subject to Applicable Pension Laws. The Company, with the advice of the Actuary, may allocate the total assets in the Plan between the portion of the Plan that is discontinued and the remaining portion of the Plan. At the option of the Company, the excess of the assets allocated to the discontinued portion of the Plan over the liabilities of the discontinued portion of the Plan in respect of the Members affected by the partial discontinuance, may be paid to the Company or used as the Company may direct, subject to Applicable Pension Laws.

(c)	The expenses related to the discontinuance of the Plan in whole or in part may be paid from the Plan, at the sole discretion of the Company, and subject to Applicable Pension Laws. In the case of a full discontinuance, such expenses may include expenses related to the distribution of assets remaining in the Plan after payment of the liabilities related to the discontinuance. In the case of a partial discontinuance, such expenses may include expenses related to the allocation of assets to the discontinued portion of the Plan and the distribution of the assets so allocated and remaining after the payment of liabilities related to the partial discontinuance.

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Article 8 – Disclosure

8.01	Plan Explanation

Within the period prescribed by Applicable Pension Laws, the Company shall provide to each Employee who becomes eligible for membership in the Plan, a written description of the Plan. Such description shall explain the terms and conditions of the Plan and amendments thereto applicable to the Employee and the rights and obligations of the Employee in respect of the Plan.

Except as otherwise permitted or required under Applicable Pension Laws, the Company shall provide a written explanation of an amendment to each Member who accrues Continuous Service and who is affected by the amendment and to each other person as may be required by Applicable Pension Laws, within the period prescribed by Applicable Pension Laws.

8.02	Inspection

(a)	The Company shall permit a Member, a Member’s authorized agent or any other person permitted under Applicable Pension Laws, to inspect, to make extracts from or to copy the Plan text and any other related documents required to be made available under Applicable Pension Laws, at such time and places as may be required by Applicable Pension Laws.

(b)	To the extent required by Applicable Pension Laws, the Company shall provide, on request, a Member, or such person as is required to be permitted under Applicable Pension Laws, with copies of any of the documents required to be made available under Applicable Pension Laws upon payment to the Company of a reasonable fee.

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8.03	Benefits Statement

(a)	Within the period prescribed by Applicable Pension Laws, the Company shall provide:

(i)	to each Member who accrues Continuous Service, a written statement describing the benefits the Member has earned to date and containing such other information as required under Applicable Pension Laws; and

(ii)	to each other person as may be required by Applicable Pension Laws, a written statement containing the information required under Applicable Pension Laws.

(b)	Upon cessation of employment of a Member or upon termination of the Member’s active membership in the Plan, the Company shall provide to the Member (or the person entitled to benefits in the event of the Member’s death) within the period prescribed by Applicable Pension Laws, a written statement of the benefits and options to which the Member or other person is entitled.

8.04	Other Information

The Company shall provide such other information regarding the Plan, statistical or otherwise, as is required under Applicable Pension Laws and Revenue Rules.

8.05	Limitation

Such explanation, statement or other information provided shall have no effect on the rights or obligations of any person under the Plan, and shall not be referred to in interpreting or giving effect to the provisions of the Plan. Neither the Company nor any employee, officer or director of the Company who is involved in the administration of the Plan shall be liable for any loss or damage claimed by any person to have been caused by any error or omission in such explanation, statement or other information.

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Article 9 – Administration

9.01	The Administrator

The Plan shall be administered by the Company. Any amendments to the Plan, including any restatement of the Plan in its entirety, shall be made by resolution of the Board.

9.02	Interpretation

The Company may from time to time direct that appropriate records be maintained and may establish rules for the administration of the Plan. The Company shall have the exclusive right to interpret the Plan provisions and to decide any matters arising hereunder in the administration and operation of the Plan. All interpretations and decisions shall be applied as nearly as may be possible in a uniform manner to all Members similarly situated.

9.03	Indemnification

The Company shall indemnify and save harmless any employees of the Company and any other employees who are involved in the administration of the Plan from the effects and consequences of their acts, omissions and conduct in their formal capacity to the extent permitted by law except for their own willful and intentional malfeasance or misconduct. No part of the Fund shall be used for indemnification payments.

9.04	Entitlement to Rely on Statements

The Company shall be entitled to rely conclusively upon all tables, valuations, certifications, opinions and reports which shall be furnished by an actuary, accountant, legal counsel or other professional person who shall be employed or engaged for such purposes.

9.05	Company Records

Whenever the records of the Company are used for the purposes of the Plan, such records shall be conclusive of the facts with which they are concerned.

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9.06	Required Information

An eligible Employee, a Member, a Beneficiary or a Spouse shall sign such application forms prescribed by the Company and furnish proof of age and furnish such other data and sign such documents as the Company deems necessary or desirable for the proper administration of the Plan or to evidence initial or continued eligibility for a benefit hereunder.

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Article 10 – General Provisions

10.01	Beneficiary Designation

Subject to the Applicable Pension Laws, a Member shall designate in writing a Beneficiary to receive any benefits that are payable under the Plan, other than benefits payable to a Spouse, to a Beneficiary upon the death of such Member and may change such designation from time to time. Such designation or change must be in accordance with any law applicable to the Member and shall be in such form and executed in such manner as the Company may, from time to time, determine. Any designation or change must be filed with the Company. Benefits payable as a result of the death of the Member shall be paid in accordance with the most recent designation filed by the Member with the Company and, in the absence of an effective designation of a Beneficiary, the Company shall instruct the Funding Agent(s) to make payment of any death benefits payable to the Beneficiary under the Plan to the estate of the Member and any such payment shall completely discharge all liability with respect to the amount paid.

10.02	Information Provided by the Members, Beneficiaries and Spouses

(a)	An Employee who becomes a Member hereunder and his Beneficiary or Spouse shall complete such forms and furnish such data as the Company from time to time deems necessary or desirable as a prerequisite to initial or continued eligibility for a benefit hereunder.

(b)	In the absence of actual notice to the contrary, the Company shall make payment in accordance with information provided by the Member upon which the Company is entitled to rely. If there is a dispute as to whether a person is a Spouse, Beneficiary or other person entitled to payments hereunder, or where two or more persons make adverse claims in respect of an Account, or where a person makes a claim that is inconsistent with information provided by the Member, the Company may obtain court directions.

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10.03	Employment Rights

Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the rights of the Company to discharge or lay off any Employee at any time and to treat such Employee without regard to the effect which such treatment might have under the Plan upon such Employee.

10.04	Withdrawal

Except as expressly provided in the Plan, no Member may receive a refund of all or part of his benefit entitlement while remaining in employment with the Company.

10.05	Annuity Purchase

Any new or continuing benefit payable from the Plan to a Member or other person entitled to a benefit under the Plan, notwithstanding any provisions herein to the contrary, may be satisfied through the purchase of an annuity or annuities from a life insurance company or companies licensed to transact business in Canada in respect of any Member.

Subject to Applicable Pension Laws, the purchase of such annuity from such life insurance company or companies shall constitute a full and final settlement of the rights of the Member or other person entitled to a benefit under the Plan in respect to whom the annuity was purchased and shall fully and forever discharge the Plan, Fund, Company, Company and its employees, directors, officers and other representatives from any further obligations to the Member or other person so entitled.

10.06	Commutation of Benefits

(a)	A benefit required to be paid under the Plan may be commuted and paid in a lump sum, at the discretion of the Company, if the annual retirement income under Part 3 of the Plan that would be payable to the Member at Normal Retirement Date or the value of the Member’s DC Account is not more than two percent (2%) of the YMPE as at the Date of Determination or such other amount as prescribed or permitted under Applicable Pension Laws. The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid or the value of the Member’s DC Account.

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(b)	Retirement income under Part 3 of the Plan or the value of the Member’s DC Account under Part 2 of the Plan may be commuted and paid in a lump sum, at the discretion of the Member, if the Member:

(i)	establishes that he has an illness or physical disability that is likely to shorten his life expectancy to less than two (2) years, as certified by a written statement from a qualified medical doctor licensed to practise in Canada;

(ii)	provides an application to the Company in the prescribed form; and

(iii)	satisfies any other conditions prescribed by Applicable Pension Laws.

10.07	Non-Duplication of Benefits

There shall be no duplication of benefits payable under one provision of the Plan and benefits payable under any other provision of the Plan.

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Part 2 – Defined Contribution Provisions

Article 1 – Introduction

1.01	The provisions of this Part 2 shall apply to DC Members of the Plan.

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Article 2 – Member Contributions

2.01	Member Required DC Contributions

(a)	Subject to Section 4.01, in each Plan Year or portion thereof, a DC Member who is accruing Continuous Service shall contribute to the Plan, by regular payroll deduction, Member Required DC Contributions equal to 2% of the DC Member’s Earnings.

(b)	Member Required DC Contributions made pursuant to paragraph (a), as applicable, shall cease upon the earliest of:

(i)	the Member’s transfer to a category of employment where the Member ceases to be an Employee;

(ii)	the Member’s termination of employment;

(iii)	the Member’s Retirement Date;

(iv)	the Member’s death; or

(v)	the date of partial or complete discontinuance of the Plan affecting the Member.

(c)	All Member Required DC Contributions shall be paid into the Fund and allocated to the Member’s DC Account within the time limits prescribed by Applicable Pension Laws.

2.02	Member Optional DC Contributions

(a)	Subject to Section 4.01, in each Plan Year or portion thereof, a DC Member who is accruing Continuous Service may elect to contribute to the Plan, by regular payroll deduction, Member Optional DC Contributions equal to 1, 2, 3 or 4% of the DC Member’s Earnings.

(b)	A DC Member who is making Member Optional DC Contributions in accordance with paragraph (a) may elect monthly, or at such other time or frequency permitted by the Company, to change the rate of Member Optional DC Contributions in the form and manner prescribed by the Company.

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(c)	Member Optional DC Contributions made pursuant to paragraph (a), as applicable, shall cease upon the earliest of:

(i)	the date the Member elects to cease making Member Optional DC Contributions;

(ii)	the Member’s transfer to a category of employment where the Member ceases to be an Employee;

(iii)	the Member’s termination of employment;

(iv)	the Member’s Retirement Date;

(v)	the Member’s death; or

(vi)	the date of partial or complete discontinuance of the Plan affecting the Member.

(d)	All Member Optional DC Contributions shall be paid into the Fund and allocated to the Member’s DC Account within the time limits prescribed by Applicable Pension Laws.

2.03	Continuance of Member Contributions During Leaves

(a)	Subject to Section 4.01, if a Member is on a pregnancy, parental or leave as a result of an employment injury during which workers’ compensation benefits are paid or other statutory leave during which the Member does not have Earnings, the Member may elect to make the Member Required DC Contributions and Member Optional DC Contributions that would have been made had the Member been in active employment during such period, for the period prescribed by applicable legislation or such longer period approved by the Company based on the Member’s Earnings rate in force immediately prior to the commencement of the period of leave.

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(b)	Member Required DC Contributions and Member Optional DC Contributions made pursuant to this Section 2.03 shall be paid on such terms and in such manner as may be determined by the Company.

(c)	In no event shall the total periods for which contributions are made by a Member under this Section 2.03, when combined with any period of absence during which the Member accrues Credited Service, but excluding any period during which the Member is disabled within the meaning of Revenue Rules, exceed the sum of:

(i)	the full-time equivalent of five years; and

(ii)	the periods of parenting, as defined in Revenue Rules, subject to a maximum of the full-time equivalent of 36 months of such periods of parenting and a maximum of 12 months for any one period of parenting.

(d)	Member Required DC Contributions and Member Optional DC Contributions shall cease during other periods of unpaid leaves of absence authorized by the Company not covered under paragraph (a).

2.04	Continuance of Member Contributions During a Period of Disability

Subject to Section 4.01, if a Member is on a period of Long-Term Disability, the Member may not make Member Required DC Contributions and Member Optional DC Contributions to the Plan.

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Article 3 – Company Contributions

3.01	Company Basic Contributions

(a)	Subject to Section 5.05 of Part 1, paragraphs (b) and (c) below, and Section 4.01, the Company shall contribute during each Plan Year or portion thereof, Company Basic Contributions on behalf of a DC Member, equal to 4% of the DC Member’s Earnings.

(b)	If a DC Member is on a pregnancy, parental or leave as a result of employment injury during which workers’ compensation benefits are paid or other statutory leave during which the Member does not have Earnings and the DC Member elects to make Member Required DC Contributions pursuant to paragraph 2.03(a), Company Basic Contributions made pursuant to paragraph (a) shall continue for the period prescribed by applicable legislation or such longer period approved by the Company, subject to applicable laws, based on the DC Member’s Earnings rate in force immediately prior to the commencement of the period of leave. Company Basic Contributions shall cease during other periods of unpaid leaves of absences authorized by the Company not covered above.

(c)	If a DC Member is on a Long-Term Disability Company Basic Contributions pursuant to paragraph (a) shall continue while the Member remains on Long-Term Disability, based on the DC Member’s Earnings rate in force immediately prior to the date the Member commenced Long-Term Disability.

(d)	Company Basic Contributions shall be paid into the Fund and allocated to the Member’s DC Account within the time limits specified in Applicable Pension Laws. Subject to Applicable Pension Laws, the liability of the Company at any time is limited to such contributions as should have been made by it in accordance with Applicable Pension Laws.

3.02	Company Matching Contributions

(a)	Subject to Section 5.05 of Part 1, paragraphs (b) and (c) below, and Section 4.01, the Company shall contribute during each Plan Year or portion thereof, Company Matching Contributions on behalf of a DC Member, equal to 100% of the Member’s Optional DC Contributions.

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(b)	If a DC Member is on a pregnancy, parental or leave as a result of employment injury during which workers’ compensation benefits are paid or other statutory leave during which the Member does not have Earnings and the DC Member elects to make Member Optional DC Contributions pursuant to paragraph 2.03(a) of Part 2, Company Matching Contributions made pursuant to paragraph (a) shall continue for the period prescribed in paragraph 2.03(a) based on the Member’s deemed Earnings as described in paragraph 2.03(a).

(c)	Company Matching Contributions shall be paid into the Fund and allocated to the Member’s DC Account within the time limits specified in Applicable Pension Laws. Subject to Applicable Pension Laws, the liability of the Company at any time is limited to such contributions as should have been made by it in accordance with Applicable Pension Laws.

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Article 4 – Maximum Contributions

4.01	Maximum Contribution Limit

(a)	For the purpose of Articles 2 and 3 of this Part 2, the total of the contributions allocated to a Member’s DC Account for any calendar year shall be the lesser of 18% of the Member’s Earnings in that calendar year, and the Money Purchase Limit as is applicable in that calendar year.

(b)	The maximum contribution limit calculated in accordance with paragraph (a) shall be reduced by the amount, if any, of a Member’s expected pension adjustment for any benefits accrued or contributions made in the calendar year from any other registered pension plan or deferred profit sharing plan of the Company.

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Article 5 – DC Account

5.01	DC Account

A separate DC Account shall be maintained for each DC Member to which Company Basic Contributions, Company Matching Contributions, Member Required DC Contributions and Member Optional DC Contributions shall be made.

5.02	Investment of Accounts

(a)	A Member’s DC Account shall be invested, pursuant to directions provided by the Member, in the investment options made available by the Funding Agent(s) under the terms of the Funding Agreement(s).

(b)	In the event that the Member fails to make an election as to the investment options for the Member’s DC Account, the DC Account shall be invested in such fund that may be prescribed from time to time by the Company, until the Member files an election with the Company.

(c)	A Member may change the investment options in which the Member’s DC Account is invested, in the manner prescribed by the Company.

(d)	The Company reserves the right to change the investment options available to a DC Member at any time.

5.03	Valuation of Accounts

(a)	The value of each DC Account shall be determined by the Funding Agent(s) or its agent at each Valuation Date to account for the allocation of:

(i)	net investment income;

(ii)	net realized and unrealized capital gains and losses; and

(iii)	fees and expenses paid from the DC Account, in accordance with paragraph 5.04(f) of Part 1.

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(b)	Valuation Dates shall occur at such times as may be required or permitted by the Funding Agreement(s), but not less frequently than monthly. The value of each DC Account shall be computed on the basis of market values at the Valuation Date concerned, having regard to the terms of the Funding Agreement(s).

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Article 6 – Retirement Benefits

6.01	Retirement

For purposes of this Part 2, a Member shall retire if:

(a)	the Member’s employment with the Company ceases on or after the Member’s Normal Retirement Date and in no event later than December 1 of the calendar year in which the Member attains age 71, or such other age as may be permitted under Revenue Rules; or

(b)	the Member terminates employment after attaining age 55.

6.02	Retirement Benefit

Upon retirement in accordance with Section 6.01, a DC Member shall be entitled to the distribution of the value of the Member’s DC Account in the form elected by the DC Member in accordance with Section 6.03, determined as of the Valuation Date coincident with or immediately preceding distribution of the Member’s DC Account.

6.03	Payment of Retirement Benefit

(a)	If a DC Member retires in accordance with Section 6.01 the DC Member shall elect distribution of the Member’s DC Account in any one of the following forms:

(i)	a single premium purchase of an immediate or deferred life annuity contract from an insurance company licensed to carry on business in Canada, commencing not earlier than 10 years prior to Normal Retirement Date and commencing not later than the end of the calendar year in which the Member attains age 71, or such other age as may be permitted by Revenue Rules, in a form acceptable under Applicable Pension Laws and Revenue Rules; or

(ii)	a transfer to another registered pension plan, provided the administrator of the other plan permits the transfer; or

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(iii)	a transfer to a locked-in retirement savings arrangement prescribed under the Applicable Pension Laws.

(b)	If, at the date the first instalment of the life annuity purchased in accordance with subparagraph (a)(i) or ultimately purchased with the amount transferred in accordance with subparagraph (a)(ii) or (a)(iii) is due:

(i)	the former DC Member has a Spouse; and

(ii)	the Spouse has not waived, in the prescribed form, the right to a contingent pension within the period prescribed by Applicable Pension Laws;

the former DC Member shall receive any retirement income as if the former DC Member had elected to receive his retirement income with provision for a portion of the former DC Member’s retirement income continuing to be paid to the Spouse after the former Member’s death. This portion shall be 60% or such higher percentage elected by the Member.

A Spouse who has waived the right to a contingent pension may revoke such a waiver in writing prior to the date the first instalment is due to the former Member in the manner and form prescribed by Applicable Pension Laws.

A life annuity purchased in accordance with this paragraph shall comply with any other requirements prescribed by Applicable Pension Laws.

6.04	Payment in Default of Election

If a DC Member who is entitled to elect distribution of his DC Account fails to make an election within the time required or permitted under Applicable Pension Laws, the Company may, in its absolute discretion, select an insurance company and purchase an annuity on behalf of the DC Member. Such annuity shall be payable commencing on the DC Member’s Normal Retirement Date and in the form of specified in Section 6.03.

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Article 7 – Death Benefits

7.01	Death Benefits Prior to Distribution of Member’s DC Accounts

If the death of a DC Member occurs prior to the distribution of the Member’s DC Account under any other Article of Part 2 of the Plan, the Member’s Spouse or, if there is no Spouse or if the Spouse has waived entitlement to the death benefit in the prescribed form and in accordance with Applicable Pension Laws, the Member’s Beneficiary shall be entitled to distribution of the value of the Member’s DC Account.

7.02	Payment of Death Benefits

(a)	Subject to Applicable Pension Laws, if a DC Member dies, distribution of the DC Account payable in accordance with Section 7.01 to the Member’s Spouse shall be made as:

(i)	a lump sum transfer to an RRSP in the name of the Spouse, to another registered pension plan, if the administrator of the plan accepts such transfer, or to such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules;

(ii)	a single premium purchase of a life annuity from an insurance company licensed to carry on business in Canada, commencing no later than December 1 of the calendar year in which the Spouse attains age 71, or such other age as may be permitted by Revenue Rules, or, if later, within one year of the Member’s date of death, in a form acceptable under Applicable Pension Laws and Revenue Rules; or

(iii)	a lump sum cash payment;

as designated by the Spouse, or if the Spouse fails to make a designation within the time required or permitted under Applicable Pension Laws, as may be determined by the Company in its absolute discretion, in such form as may be permitted under Applicable Pension Laws.

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(b)	The value of the Member’s DC Account shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

(c)	Distribution of the Member’s DC Account on the death of a Member to the Member’s Beneficiary who is not a Spouse shall be made as a lump sum cash payment.

7.03	Timing of Payment

Any death benefit payable under this Article 7 shall be paid as soon as practicable after the DC Member’s death.

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Article 8 – Termination of Employment

8.01	Termination of Employment

A DC Member whose employment with the Company ceases other than by death or retirement in accordance with Article 6 shall receive his DC Account.

8.02	Payment of Accounts

Distribution of the DC Account payable to a Member shall be made as:

(a)	a transfer to another registered pension plan, provided the administrator of the other plan permits the transfer; or

(b)	a transfer to a locked-in retirement savings arrangement prescribed under the Applicable Pension Laws; or

(c)	a transfer to an insurance company licensed to carry on business in Canada for the purchase a life annuity, commencing no later than the end of the calendar year in which the Member attains age 71, or such other age as may be permitted under Revenue Rules, in a form acceptable under Applicable Pension Laws and Revenue Rules.

The value of the Member’s DC Account shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

8.03	Payment in Default of Election

If a DC Member who is entitled to elect distribution of his DC Account under Section 8.02 fails to make an election within the time required or permitted under Applicable Pension Laws, the Board may, in its absolute discretion, select an insurance company and purchase an annuity on behalf of the DC Member. Such annuity shall be payable commencing on the DC Member’s Normal Retirement Date and in the form of specified in Section 6.03.

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Article 9 – Transfers of Employment

9.01	Transfers Out of the Plan

(a)	If a DC Member is transferred within the Company to a category of employment such that the Member ceases to be an Employee for the purposes of the Plan or to an affiliated or associated company, this transfer shall not constitute a termination of employment for the purposes of Article 6 and Article 8 of Part 2 provided the Member does not elect, as may be provided under Applicable Pension Laws, to receive benefits in accordance with Article 8. Such Member’s DC Account shall be distributed upon the Member ceasing to accrue Continuous Service.

(b)	A Member to whom paragraph (a) applies, provided the Member does not elect, as may be provided under Applicable Pension Laws, to receive benefits in accordance with Article 8, shall continue to direct the investment of his DC Account in accordance with Section 5.02.

9.02	Transfers Into the Plan

If an employee of the Company or an affiliated or associated company is transferred to a category of employment such that the employee becomes an Employee for the purposes of the Plan, such Employee shall become a DC Member of the Plan upon the date of transfer of employment.

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Part 3 – Defined Benefit Provision

Article 1 – Introduction

1.01	The provisions of this Part 3 of the Plan shall apply to all DB Members. The DB Provisions of the Plan are closed to all Employees hired or retired after December 31, 2010.

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Article 2 – Credited Service

2.01	Credited Service

Credited Service, with respect to a DB Member, means the number of years and fractions thereof of the Member’s Continuous Service in Canada during which the Member makes Member Required Contributions under the Plan. For a Member who was hired prior to 1988, Credited Service shall include the 12-month period of Continuous Service with the Company immediately prior to becoming a Member.

2.02	Exclusions, Inclusions and Adjustments of Credited Service

Notwithstanding Section 2.01, Credited Service is subject to the following exclusions, inclusions and adjustments.

(a)	Adjustments for Less-Than-Full-Time Work

With respect to any period of Continuous Service during which the Member is not in full-time employment with the Company, Credited Service for each month of such period shall be adjusted in the ratio that:

(i)	the number of hours the Member actually worked during each month, as determined by the Company; bears to

(ii)	the number of hours the Member would have worked during such month had the Member worked on a full-time basis in the same category of employment during such month, as determined by the Company;

such ratio not to exceed one (1).

(b)	Exclusions from Credited Service

Credited Service shall not include:

(i)	any period of active membership of a Member in any other registered pension plan of the Company or any other company associated with the Company, for which a benefit is accrued, and during which the Member did not make Member Required DB Contributions under the Plan;

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(ii)	any period of leave of absence, disability or military service as described in paragraphs 2.15(e), 2.15(f) or 2.15(h) of Part 1 during which such Member is not receiving Earnings, unless such period is specifically included in Credited Service under paragraph (c);

(iii)	any period of lay-off as described in subparagraph 2.15(g) of Part 1 if the Member is not accruing benefits under Schedule 4 or Schedule 6 of Appendix A at the time of lay-off;

(iv)	any other period specifically provided for in the applicable Schedule of Appendix A.

(c)	Special Inclusions in Credited Service

Credited Service shall include:

(i)	any period of Long-Term Disability provided the Member makes Member Required DB Contributions if required by the Schedule applicable to the Member;

(ii)	any period of temporary absence, as described in subparagraph 2.15(e) where the temporary absence is due to accident, sickness, emergency leave, compassionate care, pregnancy or parental leave, subject to a maximum of two years;

(iii)	any period of leave or military service, other than a period included under paragraphs (i) and (ii), during which the Member has no Earnings and any legislation applicable to the Member requires that the Member be permitted to make the Member Required DB Contributions that would have been made had he been at work during such period and provided the Member makes the Member Required DB Contributions; and

(iv)	any period of lay-off if the Member is accruing benefits under Schedule 4 or Schedule 6 of Appendix A at the time of lay-off.

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For each period included in Credited Service as a result of subparagraphs (i), (ii), (iii) and (iv), the monthly number of hours worked by the Member during such period is deemed to equal the monthly average of the hours worked by the Member during the three months immediately preceding such period.

(d)	Prescribed Compensation Limits

In no event, however, shall the total periods of Continuous Service included in paragraph (c), in respect of a Member, excluding those throughout which the Member suffers a physical or mental impairment, certified by a medical doctor licensed to practice in Canada, that prevents the Member from performing the duties of employment in which the Member has engaged before the commencement of the impairment, exceed the sum of (i) and (ii), where:

(i)	is the full-time equivalent of five years; and

(ii)	is the periods of parenting, as defined in Revenue Rules, subject to a maximum of the full-time equivalent of 36 months of such periods of parenting and a maximum of the full-time equivalent of 12 months for any one period of parenting.

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Article 3 – Member Required Contributions

3.01	Member Required DB Contributions

(a)	A DB Member shall be required to contribute, in each calendar year or portion thereof, by regular payroll deduction, an amount determined in accordance with the applicable Schedule of Appendix A. Such Member Required DB Contributions shall commence on the date of initial membership and shall cease, upon the earliest of:

(i)	the Member’s transfer to a category of employment such that the Member ceases to be an Employee;

(ii)	the Member’s termination of employment;

(iii)	the Member’s Retirement Date;

(iv)	the Member’s death;

(v)	the date of discontinuance of the Plan; and

(vi)	such other date as is provided for in Section 3.03

(b)	In no event, however, shall a Member’s Member Required DB Contributions in any calendar year exceed the lesser of (i) and (ii), where:

(i)	is nine percent (9%) of the DB member’s earnings; and

(ii)	is the sum of (A) and (B), where:

(A)	is seventy percent (70%) of the Member’s pension credits under the Plan for the calendar year, as determined under Revenue Rules; and

(B)	is $1,000.

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(c)	All Member Required DB Contributions shall be paid into the Fund within the time limits specified in Applicable Pension Laws.

3.02	Interest Credits

Subject to Applicable Pension Laws, Interest shall be credited on accumulated Member Required DB Contributions in accordance with the remainder of this Section.

(a)	Subject to Applicable Pension Laws, Interest shall be credited on Member Required DB Contributions made during the calendar year based upon one-half of the period for which the Member made Member Required DB Contributions. Interest shall be compounded annually at the end of each Plan Year, with proportionate Interest up to the first day of the month in which the payment falls due or up to the Member’s Retirement Date, whichever shall first occur.

(b)	Interest credited for any Plan Year shall be at a rate adopted by the Company, provided that it shall not be less than the average rate credited on five-year personal fixed term chartered bank deposits (CANSIM Series V122515, or such other series as may be in effect) for the Plan Year, or such other higher rate as may be required under Applicable Pension Laws.

For a Member who terminates employment during a Plan Year, Interest shall be credited during the year of termination at a rate which shall not be less than the average rate credited on five-year personal fixed term chartered bank deposits (CANSIM Series V122515, or such other series as may be in effect) for the twelve (12) month period immediately preceding the Plan Year, or such higher rate as may be required under Applicable Pension Laws, or the applicable Schedule of Appendix A.

(c)	Interest credited to a Member’s OPP Company Account and OPP Member Account in accordance with Schedule 5 of Appendix A shall be equal to the Investment Earnings.

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3.03	No Contributions during Absences

Except as provided in Article 9 and subject to paragraph 2.02(d), a DB Member shall not be required to contribute pursuant to Section 3.01 during any period of lay-off, leave of absence or absence as a result of sickness, accident, emergency leave, compassionate care, pregnancy leave, paternal leave or leave as a result of Long-Term Disability for which he does not receive Earnings from the Company. Upon the Member returning to work after such a period, Member Required DB Contributions shall resume immediately. Such Member shall continue to accrue Credited Service during such leave of absences.

3.04	Make-Up Contributions

If specifically provided for in the applicable Schedule of Appendix A and subject to any conditions specified in the applicable Schedule of Appendix A, a Member who is absent during a period which does not constitute a break in Continuous Service, who is not required to make Member Required DB Contributions during such period pursuant to Section 3.03 and who does not accrue Credited Service during such absence may, at his option and after his return to work, subject to Revenue Rules, make contributions equal to all or part of the Member Required DB Contributions for such period and his Credited Service shall be increased accordingly.

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Article 4 – Retirement Income Formulae

The formulae in this Article 4 are used in the calculation of the retirement income in respect of a DB Member, and the amount derived therefrom is the basis on which the actual amount of retirement income shall be determined in accordance with the applicable provisions of the Plan.

4.01	Plan Formula

Subject to Section 4.03, the monthly amount of retirement income as of a Member’s Date of Determination shall be the amount determined in accordance with the benefit formula set out in the applicable Schedule of Appendix A.

4.02	Maximum Retirement Income

Notwithstanding the foregoing provisions of this Article, the annual amount of the Member’s retirement income under the foregoing provisions of this Article, at the Member’s Date of Determination, shall not exceed the product of (a) and (b), where:

(a)	is the lesser of (i) and (ii), where;

(i)	is two percent (2%) of the annual average of the Member’s highest 36 consecutive calendar months remuneration; and

(ii)	is the defined benefit limit as defined under the Revenue Rules as at the Date of Determination;

(b)	the sum of (i) and (ii), where:

(i)	is the lesser of (A) and (B), where:

(A)	is Credited Service prior to January 1, 1992; and

(B)	is 35 years;

(ii)	is Credited Service after December 31, 1991.

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Article 5 – Amount of Retirement Income

5.01	Normal Retirement

A Member who retires on his Normal Retirement Date shall receive an amount of retirement income commencing on his Normal Retirement Date, determined in accordance with Article 4, using the Member’s Normal Retirement Date as his Date of Determination and payable in accordance with Article 6.

5.02	Early Retirement

(a)	Early Retirement Benefit

Subject to paragraph (c), a Member who retires on an Early Retirement Date shall receive an amount of retirement income commencing, at the Member’s election, at any time on or prior to his Normal Retirement Date, determined in accordance with Article 4 using the Member’s Early Retirement Date as his Date of Determination, payable in accordance with Article 6 and equal to (i) minus (ii), where:

(i)	is the retirement income in paragraph 4.01(a), multiplied by the applicable early retirement factor, determined in accordance with the applicable Schedule of Appendix A; and

(ii)	is the retirement income in paragraph 4.01(b), calculated assuming the Member receives such retirement income commencing on his Pension Commencement Date and ceasing with the payment made immediately prior to his death.

(b)	Bridge Benefits

Subject to paragraphs (d) and (e), a Member who retires on an Early Retirement Date and who was employed by the Company immediately prior to such date may be entitled to receive an annual supplemental retirement income determined in accordance with the applicable Schedule of Appendix A.

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Any such supplemental retirement income shall be paid in monthly instalments beginning on the Member’s Pension Commencement Date and shall cease with the payment made immediately prior to the earlier of (i) and (ii), where:

(i)	is the date of the Member’s death; and

(ii)	is the Member’s Normal Retirement Date.

(c)	Maximum Early Retirement Benefit

The retirement income payable under paragraph (a) shall not exceed the amount determined in accordance with Section 4.03, using the Early Retirement Date as the Member’s Date of Determination, multiplied by an early retirement factor equal to 100% less one-quarter percent for each month, if any, by which Pension Commencement Date precedes the earliest of (i), (ii) and (iii), where:

(i)	is the date the Member attains age 60;

(ii)	is the date the Member completed, or would have completed had the Member continued in employment after his Early Retirement Date, 30 years of early retirement eligibility service, as defined under Revenue Rules; and

(iii)	is the date on which the aggregate of the Member’s age and early retirement eligibility service, as defined under Revenue Rules is, or would have been had the Member continued in employment after his Early Retirement Date, equal to 80 years.

(d)	Maximum Bridge Benefit

The monthly temporary retirement income payable under paragraph (b) at Pension Commencement Date shall not exceed the product of (i) and (ii), where:

(i)	is equal to the sum of (A) and (B), where:

(A)	is the maximum monthly pension benefit payable under the Old Age Security Act as at Pension Commencement Date; and

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(B)	is the maximum monthly pension benefit payable under the Canada Pension Plan as at Pension Commencement Date to a person commencing to receive such pension benefit at age 65, multiplied by the ratio, not to exceed one, that the total of the Member’s remuneration for the three calendar years in which the remuneration is the highest bears to the total of the YMPE for those three years;

(ii)	is equal to the sum of (A) and (B), where:

(A)	is the ratio that the Member’s Credited Service prior to January 1, 1992 bears to his total Credited Service; and

(B)	is the product of (1), (2) and (3), where:

(1)	is the ratio that the Member’s Credited Service after December 31, 1991 bears to his total Credited Service;

(2)	is the ratio that the lesser of 10 and the Member’s Credited Service bears to 10; and

(3)	is 100% less 0.25% for each month, if any, by which Pension Commencement Date precedes the date the Member shall attain age 60.

(e)	Maximum Combined Lifetime and Bridge Benefit

Notwithstanding the foregoing provisions of this Section, the annual amount of retirement income payable to a Member at Pension Commencement Date in respect of Credited Service after December 31, 1991, under the foregoing provisions of this Section, shall not exceed the sum of (i) and (ii), where:

(i)	is the product of (A) and (B), where:

(A)	is the amount specified in subparagraph 4.03(a)(ii);

(B)	is Credited Service after December 31, 1991;

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(ii)	is the product of (A) and (B), where:

(A)	is 25% of the average of the YMPE for the calendar year in which the retirement income commences to be paid and the two preceding calendar years, divided by 35;

(B)	is the Member’s Credited Service after December 31, 1991.

5.03	Postponed Retirement

Subject to Applicable Pension Laws, a Member who is accruing Continuous Service after Normal Retirement Date shall receive an annual retirement income payable commencing on his Postponed Retirement Date, determined in accordance with Article 4 using the Member’s Postponed Retirement Date as his Date of Determination and payable in accordance with Article 6. In lieu of the foregoing, a Member who is not accruing benefits under Schedule 4 or Schedule 6 of Appendix A may elect to receive an annual retirement income payable commencing on his Postponed Retirement Date, determined in accordance with Article 4, using the Member’s Normal Retirement Date as his Date of Determination and increased by one-third percent for each complete calendar month by which his Postponed Retirement Date follows his Normal Retirement Date.

5.04	Excess Contributions

A Member who is entitled to a benefit under this Article 5 or 8 shall also receive a benefit in respect of excess Member Required DB Contributions, as specified in the appropriate Schedule of Appendix A.

5.05	OPP Benefits

In addition to the benefits under this Article 5, a Member who participates in the OPP shall receive the applicable benefits described in Schedule 5 of Appendix A.

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Article 6 – Payment of Retirement Benefits

6.01	Normal Form

(a)	Unless a Member elects an optional form of retirement income as provided under Section 6.02 and subject to paragraph (b) below, payment thereof, except any temporary retirement income payable under paragraph 7.02(b), shall be in the form of monthly instalments beginning on his Pension Commencement Date and continuing thereafter during his lifetime.

(b)	Notwithstanding paragraph (a) and subject to Section 6.02, the following subparagraphs (i) and (ii) shall apply to a Member who has a Spouse on the date on which the first instalment of the retirement income is paid.

(i)	The retirement income payable under Article 5 or 8, except any temporary retirement income payable under paragraph 5.02(b), shall be payable in equal monthly instalments for the life of the Member with the last payment due to the Member on the first day of the month in which the death of the Member occurs and 60% of this retirement income continuing to be paid to the Member’s Spouse, commencing on the first day of the month following the month in which the death of the Member occurs and ending on the first day of the month in which the death of the Member’s Spouse occurs. The benefit payable under this paragraph shall be the Actuarial Equivalent of the benefit payable under paragraph (a).

(ii)	The temporary retirement income payable under paragraph 5.02(b) shall be payable in equal monthly instalments and shall end on the date specified in paragraph 5.02(b).

6.02	Election of Optional Form

Subject to Applicable Pension Laws, a Member may elect, in lieu of the normal form of retirement income described in Section 6.01, to receive his retirement income, except any temporary retirement income payable under paragraph 5.02(b), under any optional form of retirement income contained in this Section 6.02 provided that if the Member

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has a Spouse and the retirement income is less than the amount described in paragraph 9.01(b), the Member’s Spouse completes a waiver in the manner and form prescribed by Applicable Pension Laws. Such written election in prescribed form must be filed with the Company at any time prior to the Pension Commencement Date. The retirement income payable under the elected option shall be the Actuarial Equivalent of the retirement income payable under the normal form as described in paragraph 6.01(a), unless the context clearly indicates otherwise.

If the elected option provides for payment to a Spouse and the Spouse dies prior to the Member’s Pension Commencement Date, such election shall be void and the Member shall be permitted to elect another form of retirement income.

(a)	Life Annuity – Guaranteed Term

A Member may elect to receive retirement income payable to him during his lifetime, with the provision that should he die before he has received payments for a guaranteed term of 5, 10 or 15 years, as elected by him, the remainder of the payments shall be paid to his Beneficiary.

(b)	Life Annuity Continuing to Spouse

A Member may elect to receive retirement income payable to him during his lifetime, with the provision that on his death after retirement, a percentage of such income shall be continued during the life of, and shall be paid to, his Spouse. Such percentage, elected by the Member, shall be 50%, 66-2/3%, 75% or 100%.

(c)	Level Income Option

Subject to any conditions specified by Applicable Pension Laws and Revenue Rules, a Member retiring prior to his Normal Retirement Date may elect, subject to the authorization of the Company or if this option is required to be made available by Applicable Pension Laws, to receive his retirement income paid in monthly instalments of an increased amount until Normal Retirement Date, but in no event later than December 1st of the calendar year in which the Member attains age 65, whereupon the amount of his monthly instalment shall decrease.

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The reduction in retirement income at Normal Retirement Date shall not exceed the maximum reduction permitted under Applicable Pension Laws and Revenue Rules.

The Member may elect to have the level income option described in this paragraph (c) applied in combination with any other form of payment provided for in the Plan. Unless otherwise required to comply with both Applicable Pension Laws and Revenue Rules, any benefits payable to the Member’s Beneficiary or Spouse after the Member’s death shall be determined in accordance with such other form of payment elected by the Member and shall be based on the monthly instalments that would have been payable to the Member under the level income option.

The value of the benefit payable under the level income option shall be the Actuarial Equivalent of the benefit which would have been otherwise payable had the Member not elected the level income option.

(d)	An election to receive an optional form of retirement income under this Section may be revoked or changed provided that either:

(i)	written notice of such revocation or change is received from the Member by the Company at least 30 days prior to payment of the first instalment of the benefit; or

(ii)	the Spouse under a joint annuitant option has died prior to payment of the first instalment of the benefit.

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Article 7 – Death Benefits

7.01	Death Benefits Prior to Retirement Date

If the death of a Member occurs prior to his Retirement Date, there shall be paid to the Member’s Spouse or Beneficiary, as applicable, an amount equal to the Member’s Member Required DB Contributions with Interest, or such other benefit described in the applicable Schedule of Appendix A.

7.02	Death Benefits After Normal Retirement Date and Before Postponed Retirement Date

Subject to Applicable Pension Laws, if the death of a Member occurs after his Normal Retirement Date, but before his Postponed Retirement Date, the Member shall be deemed to have retired on the first day of the month immediately following his death and the benefit payable shall be determined in accordance with Section 5.03 and Article 6.

7.03	Death Benefits After Retirement

If the death of a Member occurs after his Pension Commencement Date, there shall be paid to his Spouse or Beneficiary, as applicable, any benefits due in accordance with the retirement income option elected by the Member under Article 6 or the applicable Schedule of Appendix A, as applicable.

7.04	Guarantee of Contributions

If a Member’s retirement income is payable in a form which does not provide for a survivor benefit to the Member’s Spouse and the Member dies prior to receiving aggregate retirement income payments at least equal to his accumulated Member Required DB Contributions with Interest to his date of death, any such shortfall shall be paid in the form of a lump sum payment to the estate of the Member. In the case of a Member whose retirement income does provide for a survivor benefit to the Member’s Spouse after his death, any shortfall of aggregate payments made to both the Member and his Spouse shall be paid in the form of a lump sum payment to the estate of the Member’s Spouse.

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7.05	Commutation of Death Benefits

(a)	Subject to Applicable Pension Laws, a Spouse who is entitled to a lump sum amount pursuant to Section 7.01 and the applicable Schedule of Appendix A, may elect in the manner and form prescribed by the Company, to have this amount:

(i)	paid into another registered pension plan, if this other plan so permits;

(ii)	paid into a registered retirement savings plan of the Spouse;

(iii)	transferred to an insurance company licensed to carry out an annuity business in Canada commencing not later than December 1st of the calendar year during which the Spouse attains age seventy-one (71) (or such other age permitted under Revenue Rules), or, if later, within one (1) year of the Member’s date of death, in a form acceptable under Revenue Rules; or

(iv)	paid into such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules.

(b)	The amount of retirement income payable to a Member’s Beneficiary under a guarantee option may, if so requested by the Beneficiary, be paid in a lump sum Actuarially Equivalent to the remaining retirement income payments under the guarantee option.

(c)	The amount of any retirement income payable to a Member’s estate under a guarantee option, shall be paid in a lump sum Actuarially Equivalent amount to the remaining retirement income payments under the guarantee option.

7.06	Spousal Waiver

Subject to Applicable Pension Laws, a Spouse who is entitled to a pre-retirement death benefit pursuant to this Article 7, may complete and file with the Company, a waiver in

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the form and manner prescribed by Applicable Pension Laws. If the Spouse waives entitlement to a pre-retirement death benefit, the benefit shall be paid to the Member’s Beneficiary.

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Article 8 – Termination of Employment

8.01	Not Vested

A Member whose employment with the Company is terminated for any reason other than death or retirement prior to having attained the Vesting Date shall receive a lump sum cash payment equal to the Member’s Member Required DB Contributions with Interest to the Date of Determination, or at the Member’s election, may be transferred to a non-locked in basis in accordance with Section 10.02.

8.02	Vested

Subject to Applicable Pension Laws and the provisions of the applicable Schedule of Appendix A, a Member whose employment with the Company is terminated for any reason other than death or retirement after having attained his Vesting Date shall receive a monthly retirement income determined in accordance with Section 5.01 and payable commencing on the Member’s Normal Retirement Date or, at the Member’s election, determined in accordance with paragraph 5.02(a) and payable commencing on the Member’s Early Retirement Date.

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Article 9 – Disability

9.01	Disability Accrual

During the continuance of Long-Term Disability of a Member for the purposes of the Plan:

(a)	Earnings shall be deemed to be equivalent to the Member’s annualized rate of Earnings in effect immediately prior to his becoming totally disabled;

(b)	Continuous Service shall continue to accrue; and

(c)	If required by the Schedule applicable to the Member and provided the Member makes the Member Required DB Contributions during such period of total disability, he shall continue to accrue Credited Service at the rate in effect immediately prior to his becoming totally disabled. For greater certainty, if a Member is not required to make Member Required DB Contributions during his period of total disability pursuant to the Schedule applicable to the Member, Credited Service shall continue to accrue at the rate in effect immediately prior to his becoming totally disabled.

9.02	Disability Benefit

Is a Member ceases to qualify as having a Long-Term Disability, the Member may, if he is eligible, elect to retire on his Normal Retirement Date or an Early Retirement Date. If the Member is not eligible to retire and does not return to active employment, the Member shall be deemed to have terminated his employment in accordance with Article 8. In no event shall the Member continue to accrue benefits pursuant to Section 9.01 subsequent to his Retirement Date.

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Article 10 – Transfer of Funds

10.01	Transfer from Registered Plan of Previous Employer

(a)	Where there exists a Reciprocal Agreement between the Company and a previous employer, the Company shall accept deposits into the Fund to the credit of a Member by way of transfer from his previous employer’s registered pension plan or deferred profit sharing plan. Amounts so transferred shall be accepted in accordance with the terms of the Reciprocal Agreement.

(b)	Where no Reciprocal Agreement exists, such deposits may be accepted into the Fund at the sole discretion of the Company. Amounts so transferred shall be considered as Member Voluntary DB Contributions, but shall be subject to Applicable Pension Laws and Revenue Rules.

10.02	Transfer to Other Registered Plan

(a)	Where there exists a Reciprocal Agreement between the Company and the subsequent employer of a Member, transfer payments may be made into the fund of the subsequent employer’s registered pension plan. The amount of such transfer shall be determined in accordance with the Reciprocal Agreement.

(b)	Where no Reciprocal Agreement exists, any cash settlement to which the Member or the Spouse is entitled may be:

(i)	transferred to an insurance company licensed to carry out an annuities business in Canada for the purchase of an immediate annuity or a deferred life annuity commencing not later than December 31 of the calendar year during which the Member attains age seventy-one (71) or the Spouse attains such age or date specified under Revenue Rules, as applicable, in a form acceptable under Applicable Pension Laws and Revenue Rules;

(ii)	transferred to another registered pension plan, provided the administrator of the other plan permits the transfer

Kraft Canada Inc.	Part 3 – Defined Benefit Provisions
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 69

(iii)	transferred to a RRSP; or

(iv)	paid into such other registered vehicle as may be approved under Revenue Rules.

(c)	Where no Reciprocal Agreement exists and:

(i)	a Member, including any Member who is no longer employed by the Company, is entitled to receive a deferred retirement income in accordance with Article 8; or

(ii)	where required by Applicable Pension Laws, a Spouse who is entitled to a retirement income under the Plan upon the death of the Member prior to the commencement of payment of the Member’s retirement income, may direct that the lump sum Actuarial Equivalent of such retirement income be:

(iii)	transferred to an insurance company licensed to carry out an annuities business in Canada for the purchase of an immediate annuity or a deferred life annuity commencing not later than December 31 of the calendar year during which the Member attains age seventy-one (71) or the Spouse attains such age or date specified under Revenue Rules, as applicable, in a form acceptable under Applicable Pension Laws and Revenue Rules;

(iv)	transferred to another registered pension plan, if this other plan so permits;

(v)	transferred to such other type of registered plans or vehicles as approved under Applicable Pension Laws and Revenue Rules;

subject to any approval by the Member’s Spouse that is required by Applicable Pension Laws. Such transfer shall only be permitted if the administrator of such plan agrees in writing to administer such transferred pension credit within the conditions of Applicable Pension Laws.

Kraft Canada Inc.	Part 3 – Defined Benefit Provisions
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 70

The Member or Spouse may elect to make such a transfer:

(vi)	upon termination of employment with the Company or upon the Member’s death, as applicable;

(vii)	at any other date as may be specified in Applicable Pension Laws; and

(viii)	at any other date as may be authorized by the Company.

(d)	As may be permitted under Applicable Pension Laws, the Company may require a Member or a Spouse, as applicable, who is entitled to an amount of retirement income to transfer the lump sum Actuarial Equivalent of the benefit to another registered vehicle.

(e)	An amount transferred by a Member in accordance with paragraph (c) or a cash settlement payable to a Member under any commutation provision under the Plan and transferred in accordance with paragraph (b) to a RRSP, registered retirement income fund or a money purchase provision of a registered pension plan, shall not exceed the greater of the Member’s Member Required Contributions with Interest and the product of:

(i)	the annual amount of retirement income determined in accordance with Article 5 using the Member’s date of termination of employment or Retirement Date, as applicable, as the Date of Determination; and

(ii)	the appropriate factor from the following table:

Attained Age at Date of Calculation	Factor
Under 50	9.0
50	9.4
51	9.6
52	9.8
53	10.0
54	10.2
55	10.4
56	10.6
57	10.8
58	11.0
59	11.3
60	11.5
61	11.7
62	12.0
63	12.2
64	12.4
65	12.4
66	12.0
67	11.7
68	11.3
69	11.0
70	10.6
71	10.3

For non-integral ages lower than 64, the appropriate factor shall be determined on an interpolated basis.

Kraft Canada Inc.	Part 3 – Defined Benefit Provisions
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 71

If the Member retires on a Postponed Retirement Date, the amount under subparagraph (i) above shall include any actuarial increase to which the Member may be entitled under Section 5.03

If the amount to be transferred exceeds the maximum transferable amount determined above, such excess shall be paid in cash to the Member.

(f)	The transfers under paragraphs (a), (b), (c) and (d), excluding any refund of Member Required DB Contributions with Interest or Member Voluntary DB Contributions with Interest, shall be subject to any limitations prescribed by Applicable Pension Laws in respect of the transfer of monies from the Fund.

Kraft Canada Inc.	Part 3 – Defined Benefit Provisions
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 72

Article 11 – Transfer of Employment

11.01	Transfers While Remaining an Employee

The transfer of a Member within the Company such that the Member remains an Employee for the purposes of this Plan shall not constitute a termination of employment pursuant to Article 8 and the Member shall continue to be a Member of the Plan and to accrue Continuous Service and Credited Service without interruption. Benefits for each such period shall be determined separately in accordance with the provisions of the applicable Schedule of Appendix A.

11.02	Transfers to Associated Companies

The transfer of a DB Member within the Company or to an associated company which does not participated in the Plan to a category of employment such that the Member ceases to be an Employee, shall not constitute a termination of employment pursuant to Article 8. In the event of such transfer, the Member’s:

(a)	Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he remains in the employment of an associated company;

(b)	Credited Service (for benefit computation purposes) shall exclude those periods of employment during which he was not an Employee;

(c)	Average Earnings shall be determined at the Member’s Date of Determination;

(d)	the benefits payable under the Plan shall be determined in accordance with the applicable provisions of the Plan on the earliest of:

(i)	the termination of employment with the Company or the associated company; and

(ii)	the Member’s death.

Kraft Canada Inc.	Part 3 – Defined Benefit Provisions
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 73

Provided the Member does not elect, as may be provided under Applicable Pension Laws to receive benefits in accordance with Article 8.

If the DB Member is transferred to a foreign affiliate of the Company, the Member’s benefit shall be determined in accordance with the Company’s policy on such transfers subject to any limits under the Revenue Rules or the Applicable Pension Laws.

11.03	Transfers from Associated Companies

In the event of the transfer of a Member within the Company or from another associated company to a category of employment such that the Member becomes an Employee upon such transfer for the purposes of this Plan,

(a)	the Member’s Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he remains in the employment of the Company or associated company;

(b)	the Member shall become a DC Member at his date of transfer if he is a Non-Union Employee;

Kraft Canada Inc.	Part 3 – Defined Benefit Provisions
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 74

Article 12 – Related Employer Benefit Limitations

12.01	Related Employers

For purposes of this Article 12, “Related Employers” means an employer that is a company that is related within the meaning of Revenue Rules to the Company, or a partnership or joint venturer and in respect of which the Company does not act at arm’s length.

12.02	Lifetime Benefit

The amount of lifetime retirement income benefit payable under the Plan to a Member, a Member’s Beneficiary or a Member’s Spouse, as applicable, shall not cause the lifetime retirement income benefits payable in respect of the Member under the defined benefit provisions of all registered pension plans in which Related Employers participate to exceed, in the aggregate, the lifetime retirement income limits set out under Revenue Rules.

12.03	Bridge Benefit

The amount of temporary retirement income benefit payable under the Plan to a Member, a Member’s Beneficiary and a Member’s Spouse, as applicable, shall not cause the temporary retirement income benefits payable in respect of the Member under the defined benefit provisions of all registered pension plans in which Related Employers participate to exceed, in the aggregate, the temporary retirement income limits set out under Revenue Rules.

12.04	Combined Lifetime Benefit and Bridge Benefit

The amount of the combined lifetime retirement income benefit and temporary retirement income benefit payable under the Plan to a Member, a Member’s Beneficiary and a Member’s Spouse, as applicable, shall not cause the combined lifetime retirement income benefits payable in respect of the Member under the defined benefit provisions of all registered pension plans in which Related Employers participate, to exceed, in the aggregate, the combined lifetime retirement income and temporary retirement income limits set out under Revenue Rules.

Kraft Canada Inc.	Part 3 – Defined Benefit Provisions
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 75

12.05	Pension Adjustment

In each calendar year, the amount of retirement income accrued by the Member under the Plan shall not cause the pension adjustments, as determined in accordance with Revenue Rules, in respect of the Member under all registered pension plans in which Related Employers participate, to exceed, in the aggregate, the money purchase limit, as defined in Revenue Rules.

Kraft Canada Inc.	Part 3 – Defined Benefit Provisions
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 76

Article 13 – Members’ Voluntary DB Contributions

13.01	Member Voluntary DB Contributions

A Member may not make Member Voluntary DB Contributions to the Plan after 1990. Any Member Voluntary DB Contributions made prior to 1991 shall be separately accounted for and applied as elected by the Member under administrative arrangements made by the Company, including any arrangements between the Company and a Funding Agent(s). Such arrangements shall include allocations of Interest as specified in Section 13.03.

13.02	Benefits Payable

Member Voluntary DB Contributions made prior to 1991 shall accumulate with Interest and shall only be applied toward the provision of benefits upon the Member ceasing to accrue Continuous Service (or ceasing to be an Employee for a Quebec Member). Thereupon the Member or, after his death in the absence of an election, his Beneficiary or Spouse, if applicable, shall receive his accumulated Voluntary Contributions plus Interest to that date as a lump sum cash payment.

13.03	Interest

For purposes of this Article, Interest shall be equal to the rate of return on the portion of the Fund in which the Member Voluntary DB Contributions are invested, as determined by the Company. Interest shall be credited from the date on which such deposits are made until the date of subsequent payment of benefits pursuant to Section 13.02.

Kraft Canada Inc.	Appendix A – Schedule 1 – Cobourg Plant
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 77

Appendix A – Schedule 1 to Part 3 – Cobourg Plant

A-1.01	The provisions of this Schedule shall only be applicable to Employees of the Company at the Cobourg Plant. With respect to these Employees, the provisions of this Schedule shall apply in lieu of any other pertinent provisions described elsewhere in the Plan, except those special provisions required under Applicable Pension Laws and except as provided under Schedule 5 with respect to the OPP.

Effective November 15, 2007, the Company closed the Cobourg Plan and the Plan was amended to provide special provisions for those qualifying Members whose employment was terminated as a result of the closure.

A-1.02	Definitions

The following terms shall apply only to this Schedule and shall, within this Schedule, have the following meanings:

(a)	“Retirement Income Earned Prior To January 1, 1987” shall mean the benefit to which the Member is entitled for Credited Service prior to January 1, 1987, determined using the benefit rate in effect on that date.

(b)	“Retirement Income Earned On And After January 1, 1987” shall mean the benefit to which the Member is entitled for Credited Service on and after January 1, 1987, plus the increase in benefits, in respect of Credited Service prior to January 1, 1987, granted under an amendment to the Plan effective on or after January 1, 1987.

(c)	“Spouse” means the person described in Section 2.55 of Part 1 of the Plan. The reference to “three years” in Section 2.55 of Part 1 of the Plan shall be replaced with “one year”.

A-1.03	Credited Service

Notwithstanding the provisions of Section 2.01 of the DB Provisions, Credited Service shall exclude the 12-month period immediately prior to his becoming a Member.

Kraft Canada Inc.	Appendix A – Schedule 1 – Cobourg Plant
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 78

Notwithstanding the provisions of Section 2.02 and Section 3.03 of the DB Provisions, Credited Service shall include any period of pregnancy or parental leave, compassionate care leave, emergency leave or any other period where applicable legislation requires a benefit to continue to accrue provided the Member makes Member Required DB Contributions in accordance with Section A-1.04 during such absence.

A part-time or temporary Employee who is a Member shall be credited with a full year of Credited Service for each calendar year in which he makes Member Required DB Contributions in respect of 2,080 hours worked, where hours are accumulated on a weekly basis to a maximum of 40 hours in a particular week. If a Member accumulates less than 2,080 hours in a calendar year, Credited Service shall be determined on a pro-rata basis.

A-1.04	Member DB Required Contributions

Each Member shall make monthly Member Required DB Contributions equal to $101.00 per month. Such Member Required DB Contributions shall be made by regular weekly payroll deduction.

For a part-time or temporary Employee, the amount contributed in respect of a particular week shall be the full required amount if the Member works 40 hours in that week. If the Member works less than 40 hours in the week, his Member Required DB Contributions shall be reduced on a pro-rata basis.

A Member who is receiving benefits under a provincial workers’ compensation act may elect to continue his Member Required DB Contributions while he is receiving such benefit payments.

A-1.05	Amount of Retirement Income

The monthly amount of retirement income, for purposes of paragraph 4.01(a) of the DB Provisions shall be equal to $53.00 multiplied by the Member’s Credited Service.

Kraft Canada Inc.	Appendix A – Schedule 1 – Cobourg Plant
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 79

A-1.06	Early Retirement Factor

The early retirement factor referred to in paragraph 5.02 (a) of the DB Provisions shall be determined in accordance with the following table, based upon complete calendar months:

Period (in Months) by Which Pension Commencement Precedes Normal Retirement Date	Early Retirement Factor
60 or less	100%
72	97
84	94
96	91
108	88
120	85

For periods not shown above, the appropriate percentage payable shall be determined on an interpolated basis.

A-1.07	Supplemental Retirement Income

The annual supplemental retirement income referred to in paragraph 5.02(b) of the DB Provisions shall be payable only to a Member who was in active employment with the Company on or after attaining age 55 and shall be equal to $150.00 multiplied by the Member’s Credited Service, to a maximum of 35 years.

A-1.08	Termination of Employment

(a)	In respect of Retirement Income Earned Prior to January 1, 1987, a Member shall be entitled to a vested benefit in accordance with Section 8.02 of the DB Provisions if, at his date of termination of employment, he has either:

(i)	completed 10 years of Continuous Service; or

(ii)	attained age 55.

Kraft Canada Inc.	Appendix A – Schedule 1 – Cobourg Plant
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 80

In such case, the value of the vested benefit shall not be less than the Member Required Contributions made prior to January 1, 1987, together with Interest to the Date of Determination.

(b)	In respect of Retirement Income Earned On And After January 1, 1987, a Member shall be entitled to a vested benefit in accordance with 8.02 of the DB Provisions if, at his date of termination of employment, he has either:

(i)	completed two years of Continuous Service since becoming a Member; or

(ii)	attained age 55.

Paragraph 8.02(a) shall not apply in respect of Retirement Income Earned On And After January 1, 1987.

A-1.09	Surviving Spouse Benefit

Notwithstanding the provisions of Section 6.01 of the DB Provisions, unless both the Member and his Spouse elect, in the manner and on the forms prescribed by the Company, to receive the Member’s retirement income in either the form specified in paragraph 6.01(a) of the DB Provisions or in an optional form pursuant to Section 6.02 of the DB Provisions, retirement income shall be payable as follows:

(a)	To the Member, the sum of (i) and (ii), where:

(i)	is 100% of the supplemental retirement income, if any, pursuant to paragraph 5.02(b) of the DB Provisions; and

(ii)	is 100% of the lifetime retirement income to which the Member is entitled, with monthly payments commencing on his Pension Commencement Date and ceasing with the payment due on the first day of the month in which his death occurs.

(b)	To the Spouse of the Member, 60% of the retirement income payable to the Member under paragraph (a)(ii) above, with monthly payments commencing on the first day of the month immediately following the Member’s death and ceasing with the payment made on the first day of the month in which such Spouse dies.

Kraft Canada Inc.	Appendix A – Schedule 1 – Cobourg Plant
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 81

A-1.10	Death Benefits

(a)	If a Member, who was not eligible for a surviving Spouse benefit pursuant to Section A-1.09 and who did not elect an optional form of retirement income in accordance with Section 6.02 of the DB Provisions, dies subsequent to his Pension Commencement Date, there shall be payable to his Beneficiary, the amount, if any, by which his Member Required DB Contributions, with Interest, exceed the aggregate retirement income payments received by the Member.

(b)	If a Member receives his retirement income in the form outlined in Section A-1.09 and such Member and his Spouse both die prior to receiving aggregate retirement income payments at least equal to his Member Required DB Contributions, with Interest, there shall be payable to the estate of the survivor of the Member and his Spouse the amount, if any, by which such Member Required DB Contributions with Interest exceed the aggregate retirement income payments received by the Member and his Spouse.

(c)	If the death of a Member occurs prior to the earlier of his Pension Commencement Date and Normal Retirement Date, there shall be paid to the Member’s Beneficiary:

(i)	in respect of Retirement Income Earned Prior To January 1, 1987, an amount equal to the Member’s Member Required DB Contributions made prior to January 1, 1987, with Interest to his date of death; and

(ii)	in respect of Retirement Income Earned On And After January 1, 1987, the Actuarial Equivalent of the deferred retirement income to which the Member would have been entitled under Section A-1.08, determined as if the Member had terminated his employment on his date of death and assuming that the Member’s retirement income would have commenced on his Normal Retirement Date.

Kraft Canada Inc.	Appendix A – Schedule 1 – Cobourg Plant
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 82

If the Member, at his date of death, has a Spouse who has not waived entitlement to a survivor benefit, such Spouse shall be designated as his Beneficiary hereunder.

A-1.11	Disability

A Member who has a Long-Term Disability shall be required to make Member Required DB Contributions in order to continue to accrue Credited Service while disabled in accordance with paragraph 9.01(c) of the DB Provisions.

A-1.12	Excess Contributions

A Member whose employment with the Company ceases and who is entitled to a benefit under Article 5 of the DB Provisions, Section A-1.08 or Section A-1.10(c) shall receive an additional lump sum payment equal to the excess, if any, of any Member Required DB Contributions made on or after January 1, 1987, together with Interest to the Date of Determination, over 50% of the Actuarial Equivalent value of his Retirement Income Earned On And After January 1, 1987.

A-1.13	Make-up of Contributions

A Member may elect to make contributions in accordance with Section 3.04 of the DB Provisions upon his return to work after a period of lay-off in respect of the first 18 weeks of such period of lay-off.

Kraft Canada Inc.	Appendix A – Schedule 2 – Lasalle Plant
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 83

Appendix A – Schedule 2 to Part 3 – Lasalle Plant

A-2.01	The provisions of this Schedule shall only be applicable to Employees of the Company at the LaSalle Plant who retire on or after June 1, 1988 or who terminate their employment for reasons other than retirement on or after June 1, 1988. With respect to these Employees, the provisions of this Schedule shall apply in lieu of any other pertinent provisions described elsewhere in the Plan, except those special provisions required under Applicable Pension Laws and except as provided under Schedule 5 with respect to the OPP.

In 2005, the Company closed the LaSalle Plant in March 2005.

A-2.02	Definitions

The following terms shall apply only to this Schedule and shall, within this Schedule, have the following meanings:

(a)	“Retirement Income Earned Prior To January 1, 1987” shall mean the benefit to which the Member is entitled for Credited Service prior to January 1, 1987, determined using the benefit rate in effect on that date.

(b)	“Retirement Income Earned On And After January 1, 1987” shall mean the benefit to which the Member is entitled for Credited Service on and after January 1, 1987, plus the increase in benefits, in respect of Credited Service prior to January 1, 1987, granted under an amendment to the Plan effective on or after January 1, 1987.

A-2.03	Credited Service

Notwithstanding the provisions of Section 2.01 of the DB Provisions, for an Employee who was hired on or after January 1, 1988, Credited Service shall exclude the period prior to his becoming a Member.

Kraft Canada Inc.	Appendix A – Schedule 2 – Lasalle Plant
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 84

A-2.04	Member DB Required Contributions

Each Member shall make monthly Member Required Contributions equal to $101.00 per month. Such Member Required DB Contributions shall be made by regular weekly payroll deduction.

A Member who is receiving benefits under a provincial workers’ compensation act may elect to continue his Member Required DB Contributions while he is receiving such benefit payments.

A-2.05	Amount of Retirement Income

The monthly amount of retirement income, for purposes of paragraph 4.01(a) of the DB Provisions, shall be equal to the Member’s Credited Service multiplied by $50.00.

A-2.06	Early Retirement Factor

The early retirement factor referred to in paragraph 5.02(a) of the DB Provisions shall be determined in accordance with the following table, based upon complete calendar months:

Period (in Months) by Which Pension Commencement Precedes Normal Retirement Date	Early Retirement Factor
60 or less	100%
72	97
84	94
96	91
108	88
120	85

For periods not shown above, the appropriate percentage payable shall be determined on an interpolated basis.

A-2.07	Supplemental Retirement Income

The annual supplemental retirement income referred to in paragraph 5.02(b) of the DB Provisions shall be payable only to a Member who was in active employment with the Company on or after attaining age 55 and shall be equal to $150 multiplied by the Member’s Credited Service, to a maximum of 35 years.

Kraft Canada Inc.	Appendix A – Schedule 2 – Lasalle Plant
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 85

A-2.08	Termination of Employment

(a)	A Member whose employment with the Company is terminated shall not be entitled to the benefit specified in Section 8.02 of the DB Provisions, but shall be entitled to (i) and (ii), where:

(i)	is a monthly retirement income calculated in accordance with Section 5.01 of the DB Provisions and payable commencing on the Member’s Normal Retirement Date and determined reflecting paragraph (b); and

(ii)	is the amount, if any, by which Member Required DB Contributions made prior to January 1, 1987, together with Interest, exceed the lump sum Actuarial Equivalent of any entitlement under subparagraph (i), in respect of Credited Service prior to January 1, 1987.

Such benefits shall not be payable as a lump sum cash payment and, at the Member’s election, may be transferred on a locked-in basis in accordance with Section 11.02 of the DB Provisions. In addition, Section 5.03 of the DB Provisions shall not be applicable to such Member.

(b)	The Member’s benefit in respect of Credited Service prior to January 1, 2001 shall be determined as specified in subparagraph (a)(i), or in the case of early payment, as specified in paragraphs 5.02(a) and 5.02(c) of the DB Provisions, and Section A-2.07.

The Member’s benefit in respect of Credited Service on or after January 1, 2001 under subparagraph (a)(i) shall be equal to the greater of (i) and (ii), where:

(i)	is the benefit determined under paragraphs 5.02(a) and 5.02(c) of the DB Provisions, and Section A-2.06; and

(ii)

is the benefit determined under subparagraph (a)(i), increased on the date of its commencement to reflect 50% of the change in the Consumer Price Index for Canada published by Statistics Canada from the date of

Kraft Canada Inc.	Appendix A – Schedule 2 – Lasalle Plant
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 86

termination of employment to the date that is 10 years prior to Normal Retirement Date; the annualized increase shall not be less than 0% or greater than 2%; in case of early payment of this benefit, it shall be reduced to the Actuarial Equivalent of the benefit otherwise payable at Normal Retirement Date.

A-2.09	Surviving Spouse Benefit

Notwithstanding the provisions of Section 6.01 of the DB Provisions, unless both the Member and his Spouse elect, in the manner and on the forms prescribed by the Company, to receive the Member’s retirement income in either the forms specified in Section 6.01 of the DB Provisions or in an optional form pursuant to Section 6.02 of the DB Provisions, the Member’s retirement income shall be payable in the following form:

(a)	To the Member, the sum of (i) and (ii), where:

(i)	is 100% of the supplemental retirement income, if any, pursuant to paragraph 8.02(b); and

(ii)	is 100% of the retirement income to which the Member is entitled, with monthly payments commencing on his Pension Commencement Date and ceasing with the payment due on the first day of the month in which the Member’s death occurs.

(b)	To the Spouse of the Member, provided that such Spouse does not predecease the Member, 60% of the retirement income payable to the Member under paragraph (a) above, with monthly payments commencing on the first day of the month immediately following the Member’s death and ceasing with the payment made on the first day of the month in which such Spouse dies, or if earlier, for the benefit payable under subparagraph (a)(i), the date on which the Member would have attained age 65.

The benefit payable under this Section A-2.09, excluding any supplemental retirement income pursuant to paragraph 5.02(b) of the DB Provisions, shall not be less than the Actuarial Equivalent of the retirement income that would have been payable under the form specified in paragraph 6.01(a) of the DB Provisions.

Kraft Canada Inc.	Appendix A – Schedule 2 – Lasalle Plant
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 87

The provisions of this Section shall not apply if, at his Pension Commencement Date, the Member does not have a Spouse or if the Member’s Spouse has waived entitlement to a survivor benefit.

A-2.10	Death Benefits

(a)	If a Member who was not eligible for a surviving Spouse benefit pursuant to Section A-2.09 and who did not elect an optional form of retirement income in accordance with Section 6.02 of the DB Provisions, dies subsequent to his Pension Commencement Date, there shall be payable to his Beneficiary the amount, if any, by which his Member Required DB Contributions, with Interest, exceed the aggregate retirement income payments received by the Member.

(b)	If a Member received his retirement income in the form outlined in Section A-2.09 and such Member and his Spouse both die prior to receiving aggregate retirement income payments at least equal to his Member Required Contributions, with Interest, there shall be payable to the estate of the survivor of the Member and his Spouse the amount, if any, by which such Member Required DB Contributions with Interest exceed the aggregate retirement income payments received by the Member and his Spouse.

(c)	If the death of a Member occurs prior to the earlier of Pension Commencement Date and Normal Retirement Date, there shall be paid to the Member’s Beneficiary:

(i)	in respect of Retirement Income Earned Prior To January 1, 1987, an amount equal to the Member’s Member Required DB Contributions made prior to January 1, 1987, with Interest to his date of death; and

(ii)	in respect of Retirement Income Earned On And After January 1, 1987, the Actuarial Equivalent of the deferred retirement income to which the Member would have been entitled under Section A-2.08, determined assuming the Member had terminated his employment on his date of death and the Member’s retirement income would have commenced on his Normal Retirement Date.

Kraft Canada Inc.	Appendix A – Schedule 2 – Lasalle Plant
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 88

If the Member, at his date of death, had a Spouse who had not waived entitlement to the death benefit, such Spouse shall be designated as his Beneficiary.

A-2.11	Disability

A Member who has a Long-Term Disability shall not be required to make Member Required DB Contributions while disabled and shall accrued Credited Service pursuant to paragraph 9.01(c) of the DB Provisions.

A-2.12	Excess Contributions

A Member who is entitled to a benefit under Article 5 of the DB Provisions or Section A 2.08, as applicable, shall receive additional retirement income that is the Actuarial Equivalent of the excess, if any, of any Member Required DB Contributions made on or after January 1, 1987, together with Interest to the Date of Determination, over 50% of the Actuarial Equivalent value of his Retirement Income Earned On And After January 1, 1987. In the event of a Member’s death under paragraph A-2.10(c), the benefit under this Section A-2.12 shall be payable to the Member’s Spouse or Beneficiary, as applicable, as a lump sum payment.

A-2.13	Make-Up of Contributions

A Member may elect to make contributions in accordance with Section 3.04 of the DB Provisions upon his return to work after a period of lay-off in respect of the first twenty-six (26) weeks of such period of lay-off.

Kraft Canada Inc.	Appendix A – Schedule 3 – Melrose
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 89

Appendix A – Schedule 3 to Part 3 – Melrose

A-3.01	The provisions of this Schedule shall only be applicable to Employees of the Company in the Melrose Coffee Division for employment prior to 1991. With respect to these Employees, the provisions of this Schedule shall apply in lieu of any other pertinent provisions described elsewhere in the Plan, except those special provisions required under Applicable Pension Laws, as outlined in the applicable Appendix.

As a result of the sale of the Melrose Coffee Division in March 2001, the only remaining Members governed by this Schedule 3 are those on Long-Term Disability.

A-3.02	Definitions

The following terms shall apply only to this Schedule and shall, within this Schedule, have the following meanings:

(a)	“Credited Future Service” means the Credited Service of a Member on or after the Purchase Date and prior to 1991.

(b)	“Credited Past Service” means the credited service of a Member prior to the Purchase Date, accrued under the terms of the Prior Plan.

(c)	“Prior Plan” means the Kraft Canada Inc. Trusteed Retirement Plan A (formerly the Nabisco Brands Ltd. Trusteed Retirement Plan A).

(d)	“Purchase Date” means September 4, 1987.

A-3.03	Continuous Service

If an individual became an Employee on the Purchase Date and immediately prior to that date was employed by Nabisco Brands Ltd., Continuous Service of the Member shall include uninterrupted service while in the employment of, and subsequent to his most recent hire by, Nabisco Brands Ltd.

Kraft Canada Inc.	Appendix A – Schedule 3 – Melrose
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 90

A-3.04	Credited Service

With respect to an Employee who has Continuous Service prior to the Purchase Date pursuant to Section A-3.03, Credited Service shall include Credited Past Service.

A-3.05	Member Required DB Contributions

Each Member shall make Member Required DB Contributions equal to 2.7% of his Earnings up to the YMPE and 5.0% of his Earnings, if any, in excess of the YMPE.

A-3.06	Amount of Retirement Income

The annual amount of retirement income for purposes of paragraph 4.01(a) of the DB Provisions shall be equal to the sum of (a) and (b), where:

(a)	is the retirement income accrued by the Member in respect of Credited Past Service under the Prior Plan; and

(b)	is, in respect of Credited Future Service, 50% of the Member Required DB Contributions made pursuant to Section A-3.05.

A-3.07	Early Retirement Factor

The early retirement factor referred to in paragraph 5.02(a) of the DB Provisions shall be determined in accordance with the following table, based upon complete calendar months:

Period (in Months) by Which Pension Commencement Precedes Normal Retirement Date	Early Retirement Factor
0	100%
12	98
24	96
36	94
48	90
60	86
72	82
84	78
96	74
108	70
120	66

Kraft Canada Inc.	Appendix A – Schedule 3 – Melrose
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 91

For periods not shown above, the appropriate percentage payable shall be determined on an interpolated basis.

A-3.08	Supplemental Retirement Income

There shall not be any supplemental retirement income payable pursuant to paragraph 5.02(b) of the DB Provisions.

A-3.09	Termination of Employment

A Member shall be entitled to a vested benefit in accordance with Section 8.02 of the DB Provisions if, at his date of termination of employment, he had completed two years of Continuous Service. If such Member elects to receive his retirement income commencing on his Early Retirement Date, such retirement income shall be reduced on an Actuarially Equivalent basis. However, in no event shall such reduced retirement income exceed the product of the retirement income which would have commenced at Normal Retirement Date and the early retirement factor specified in paragraph 5.02(c) of the DB Provisions.

A-3.10	Normal Form

Unless a Member elects an optional form of retirement income, payment thereof shall be in the form of monthly instalments beginning on the Member’s Pension Commencement Date and continuing thereafter during his lifetime, with a guarantee that not less than 60 monthly payments shall be made to the Member and his Beneficiary combined.

A-3.11	Disability

A Member who has a Long-Term Disability shall not be required to make Member Required DB Contributions while disabled and shall accrued Credited Service pursuant to paragraph 9.01(c) of the DB Provisions.

Kraft Canada Inc.	Appendix A – Schedule 4 - Non-Union Employees – 1991 Onwards
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 92

Appendix A – Schedule 4 to Part 3 – Non-Union Employees – 1991 Onwards

A-4.01	The provisions of this Schedule shall only be applicable to Non-Union Employees who are not unionized and who are not covered by Schedules 1 or 2 of this Appendix. With respect to these Employees, the provisions of this Schedule shall apply in lieu of any other pertinent provisions described elsewhere in the Plan, except those special provisions required under Applicable Pension Laws and except as provided under Schedule 5 with respect to the OPP. The provisions of this Schedule only apply to benefits accrued under the provisions of this Schedule.

A-4.02	Definitions

The following terms shall apply only to this Schedule and shall, within this Schedule, have the following meanings:

(a)	“Credited Future Service” means the Credited Service of a Member after December 31, 1990 while a non-unionized Employee, subject to a maximum of 35 years.

(b)	“Earnings” means the amount of regular remuneration, including base salary, overtime pay, premium pay and bonuses, but excluding prizes or awards in cash or otherwise received from the Company. For the purposes of calculating Earnings Average, Earnings for periods prior to 1991 shall mean regular remuneration, excluding overtime pay, premium pay, bonuses, prizes or awards in cash or otherwise.

(c)	“Earnings Average”, on any date, means the annual average of the Member’s Earnings in the 36 consecutive calendar months of employment immediately preceding such date or, if higher, in the three calendar years of highest Earnings of employment with the Company. If a Member shall have been continuously employed for fewer than 36 consecutive months on such date, his Earnings Average shall be determined as the average of his Earnings during his period of Continuous Service. For a part-time Employee, the average shall be determined using the equivalent full-time service performed during the averaging period.

Kraft Canada Inc.	Appendix A – Schedule 4 - Non-Union Employees – 1991 Onwards
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 93

(d)	“YMPE Average” on any date, means the annual average of YMPE for the previous 36 calendar months. If a Member shall have been continuously employed for fewer than 36 months on such date, only the YMPE during his period of Continuous Service shall be used for determining his YMPE Average.

A-4.03	Eligibility

An Employee who was a Member prior to January 1, 2011 shall remain a Member. An Employee hired or rehired on or after January 1, 2011 shall participate in the DC Provisions of Part 2 of the Plan upon meeting the eligibility requirements under Article 3 of Part 1. The DB Provisions under Part 3 including this Schedule 4 is closed to all Employees hired or rehired after December 31, 2010.

A-4.04	Member Required DB Contributions

Each Member shall be required to contribute, in each calendar year, or portion thereof, an amount equal to 2.5% of his Earnings up to the YMPE and 5% of his Earnings in excess of the YMPE.

Such contributions shall not be made during any period of lay-off, leave of absence due to pregnancy or absence as a result of injury or sickness for which the Employee does not receive Earnings from the Company.

A-4.05	Amount of Retirement Income

The amount of retirement income for purposes of paragraph 4.01(a) of the DB Provisions shall be equal to (a) multiplied by (b), where:

(a)	is 1.1% of his Earnings Average up to the YMPE Average, plus 1.85% of his Earnings Average in excess of the YMPE Average; and

(b)	is his Credited Future Service.

A-4.06	Early Retirement Factor

(a)	The early retirement factor referred to in paragraph 5.02(a) of the DB Provisions for a Member last hired by the Company prior to January 1, 2007 shall be equal

Kraft Canada Inc.	Appendix A – Schedule 4 - Non-Union Employees – 1991 Onwards
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 94

to one hundred percent (100%) less one quarter of one percent (0.25%) for each month by which his Pension Commencement Date precedes the earlier of Normal Retirement Date and the date when he would have attained age 60 and completed 25 years of Continuous Service.

(b)	The early retirement factor referred to in paragraph 5.02(a) of the DB Provisions for a Member last hired by the Company on or after January 1, 2007 shall be equal to one hundred percent (100%) less one half of one percent (0.50%) for each month by which his Pension Commencement Date precedes his Normal Retirement Date.

(c)	For Members who joined the Kraft Canada Inc. Retirement Plan for Canadian Salaried Employees or the Kraft Canada Inc. Retirement Plan for Non-Unionized Salaried Employees – Former Employees of Kraft Limited prior to January 1, 1991, and who were members of one of these plans immediately prior to joining the Plan, the “25 years of Continuous Service” condition in paragraph (a) shall not apply.

A-4.07	Supplemental Retirement Income

The annual supplemental retirement income referred to in paragraph 5.02(b) of the DB Provisions shall be payable only to a Member who was in active employment with the Company on or after attaining age 55 and shall be equal to $150 multiplied by his Credited Future Service to a maximum of:

(a)	35 years; minus

(b)	the number of years of Credited Service used in calculating Supplemental Retirement Income payable under other Schedules of this Plan.

Notwithstanding the foregoing, a Member who was last hired by the Company on or after January 1, 2007 shall not be entitled to any supplemental retirement income pursuant to this Section A-4.07.

A-4.08	Termination of Employment

(a)	With respect to a Member whose employment with the Company is terminated:

(i)	the Member shall, upon his date of termination of employment, be entitled to a benefit in accordance with paragraph 8.02(b) of the DB Provisions subject to subparagraph (iv).

Kraft Canada Inc.	Appendix A – Schedule 4 - Non-Union Employees – 1991 Onwards
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 95

(ii)	paragraph 8.02(a) of the DB Provisions shall not apply to a Member having satisfied the conditions of paragraph (a) above.

(iii)	the amount of retirement income payable at an Early Retirement Date in accordance with paragraph 8.02(b) of the DB Provisions shall be determined as follows:

(A)	if the Member has completed 15 years of Continuous Service at the date of termination and the sum of his age and Continuous Service is at least equal to 60 years, the amount of retirement income shall be the amount of retirement income payable at Normal Retirement Date, reduced in accordance with Section A 4.06; and

(B)	in all other cases, the amount of retirement income shall be the Actuarial Equivalent of the amount of retirement income otherwise payable at Normal Retirement Date; however, in no event shall such reduced retirement income exceed the product of the retirement income which would have commenced at Normal Retirement Date, and the early retirement factor specified in paragraph 5.02(c) of the DB Provisions.

(iv)	if such Member’s employment terminated prior to the completion of two years of Continuous Service as a Member the benefit payable under this paragraph (a) shall be payable as a lump sum cash payment or, at the Member’s election, may be transferred on a non-locked-in basis in accordance with 10.02 of the DB Provisions.

Payment shall be in the form of a monthly retirement income, subject to subparagraph (iv).

Kraft Canada Inc.	Appendix A – Schedule 4 - Non-Union Employees – 1991 Onwards
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 96

(b)	The retirement income specified in subparagraphs (a)(i) and (a)(iii) in respect of Credited Service on or after January 1, 2001, shall be increased on the date of its commencement to reflect 50% of the change in the Consumer Price Index for Canada published by Statistics Canada from the date of termination of employment to the date that is 10 years prior to Normal Retirement Date. The annualized increase shall not be less than 0% or greater than 2%. For the determination of the amount specified in Section A-4.12, the lump sum Actuarial Equivalent of the entitlement under subparagraphs (a)(i) and (a)(iii) shall reflect the increase specified in this paragraph.

A-4.09	Normal Form

The normal form of retirement income referred to in Section 6.01 of the DB Provisions shall be monthly instalments commencing on the Member’s Pension Commencement Date and continuing thereafter during his lifetime, with the provision that at least 60 monthly payments in total shall be made. Notwithstanding the foregoing, this Section shall not apply to any amount of supplemental retirement income referred to in paragraph 5.02(b) of the DB Provisions.

A-4.10	Surviving Spouse Benefit

(a)	For a Member who was last hired by the Company prior to January 1, 2007 and who has a Spouse, unless both the Member and the Spouse elect, in the manner and on the forms prescribed by the Company, to receive the Member’s retirement income in either the form specified in Section A-4.09 or in an optional form pursuant to Section 6.02 of the DB Provisions, his retirement income shall be payable for his lifetime with the provision that, upon the Member’s death, 60% of the Member’s retirement income shall be payable to his Spouse for the remainder of the Spouse’s lifetime. In addition, Section 7.04 of the DB Provisions (Guarantee of Contributions) shall apply. The retirement income payable to the Member during his lifetime shall be equal to 100% of the retirement income calculated in accordance with Article 5 of the DB Provisions.

This Section shall also apply to any amount of supplemental retirement income referred to in paragraph 5.02(c) of the DB Provisions.

Kraft Canada Inc.	Appendix A – Schedule 4 - Non-Union Employees – 1991 Onwards
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 97

(b)	For a Member who was last hired by the Company on or after January 1, 2007 and who has a Spouse, unless both the Member and the Spouse elect, in the manner and on the forms prescribed by the Company, to receive the Member’s retirement income in either the form specified in Section A-4.09 or in an optional form pursuant to Section 6.02 of the DB Provisions, his retirement income shall be payable for his lifetime with the provision that, upon the Member’s death, 60% of the Member’s retirement income shall be payable to his Spouse for the remainder of the Spouse’s lifetime. In addition, Section 7.04 of the DB Provisions (Guarantee of Contributions) shall apply. The retirement income payable pursuant to this paragraph (b) shall be the Actuarial Equivalent of the retirement income payable under Section A-4.09.

(c)	If a Member elects an optional form in accordance with Section 6.02 of the DB Provisions and such optional form provides for a continuation percentage to the Spouse larger than 60% upon the Member’s death, the amount of retirement income payable under this optional form shall be the Actuarial Equivalent of the retirement income payable in the form described in this Section A-4.10.

A-4.11	Death Benefits

If a Member’s death occurs prior to the earlier of Pension Commencement Date and Normal Retirement Date, there shall be paid to the Beneficiary or, if required by Applicable Pension Laws, to the Spouse, the Actuarial Equivalent of the deferred retirement income to which the Member would have been entitled under Section A 4.08, calculated if the Member had terminated his employment on his date of death and the Member’s retirement income would have commenced on his Normal Retirement Date or, if the Member is eligible for early retirement, assuming the Member’s retirement income would have commenced on his Early Retirement Date, immediately prior to his date of death.

A-4.12	Disability

A Member who has a Long-Term Disability shall not be required to make Member Required DB Contributions while disabled and shall accrued Credited Service pursuant to paragraph 9.01(c) of the DB Provisions.

Kraft Canada Inc.	Appendix A – Schedule 4 - Non-Union Employees – 1991 Onwards
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 98

A-4.13	Excess Contributions

A Member who is entitled to a benefit under Article 5 of the DB Provisions or Section A 4.08, as applicable, shall receive a lump sum cash payment, or where required under Applicable Pension Laws, additional retirement income, that is the Actuarial Equivalent of the excess, if any, of any Member Required DB Contributions, with Interest, over 50% of the Actuarial Equivalent of his retirement income. In the event of a Member’s death under Section A-4.11, the benefit under this Section A-4.13 shall be payable to the Member’s Spouse or Beneficiary, as applicable, as a lump sum payment,

Kraft Canada Inc.	Appendix A – Schedule 5 – Optional Pension Plan Members
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 99

Appendix A – Schedule 5 to Part 3 – Optional Pension Plan Members

A-5.01	The provisions of this Schedule shall only be applicable to Members who meet the eligibility requirements described in Section A-5.03 below. The benefits payable under this Schedule shall be in addition to the benefits payable under Part 3 and any other Schedules of this document.

The OPP is the optional defined contribution portion of the Plan which is closed to all eligible Employees hired or rehired after December 31, 2010

A-5.02	Definitions

The following terms shall apply only to this Schedule and shall, within this Schedule, have the following meanings:

(a)	“Earnings” means the amount of regular remuneration including base salary, overtime pay, premium pay and bonuses, but excluding prizes or awards in cash or otherwise received from the Company.

(b)	“Revision Date” means the first day of any month or any other date as may be authorized by the Company.

A-5.03	Eligibility

A Member may become an OPP Member if he currently accrues benefits under Schedule 1, 2, 4 or 6, as applicable, of Appendix A. Such Member may become an OPP Member on the date he starts accruing benefits under the applicable Schedule of Appendix A or on any subsequent Revision Date if he is still accruing benefits under Schedule 1, 2, 4 or 6 of Appendix A.

For further clarity, an Employee hired or rehired after December 31, 2010 shall not become an OPP Member.

Kraft Canada Inc.	Appendix A – Schedule 5 – Optional Pension Plan Members
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 100

A-5.04	OPP Member Contributions

An OPP Member may contribute to his OPP Member Account an amount not exceeding 6% of his Earnings.

A-5.05	OPP Company Contributions

In each calendar year, or portion thereof, and subject to the provisions of Sections 5.01 and 5.02 of Part 1 of the Plan, OPP Company Contributions equal to a percentage of the OPP Member Contributions made by the OPP Member in such calendar year or portion of calendar year shall be deposited in the Member’s OPP Company Account. Such percentage shall be equal to the amount indicated in the table below:

Schedule of Appendix A under which Member is accruing benefits	OPP Company Contributions Percentage
Schedule 1	40% of OPP Member Contributions made on or after June 20, 2004
Schedule 2	40% of OPP Member Contributions made on or after December 1, 2002
Schedule 4	55% of OPP Member Contributions made on or after January 1, 2007
Schedule 6	35% of OPP Member Contributions made on or after August 1, 2001

A-5.06	Termination of Employment

Upon termination of employment, an OPP Member shall receive the full balance of his OPP Member Account and his OPP Company Account. If the Member’s Account is locked-in in accordance with Applicable Pension Laws or the Member’s termination of employment is on or after Normal Retirement Date, such balance shall be transferred in accordance with paragraph 10.02(c) of the DB Provisions.

A-5.07	Pre-Retirement Death

If an OPP Member dies prior to receiving the balance of his accounts under Section A-5.06, his Beneficiary or, where required by Applicable Pension Laws, his Spouse, shall receive a lump sum equal to the full balance of his OPP Member Account and his OPP Company Account.

Kraft Canada Inc.	Appendix A – Schedule 5 – Optional Pension Plan Members
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 101

A-5.08	OPP Administrative Rules

(a)	An OPP Member may change, discontinue or reinstate his level of OPP Member Contributions on each Revision Date.

(b)	OPP Member Contributions shall be deposited in individual OPP Member Accounts.

(c)	OPP Company Contributions shall be deposited in individual OPP Company Accounts.

(d)	OPP Member Accounts and OPP Company Accounts shall be invested, at the direction of the OPP Member, in a number of investment options to be made available by the Funding Agent(s) under the terms of the Funding Agreement(s). An OPP Member may change such direction on each Revision Date.

(e)	OPP Member Accounts and OPP Company Accounts shall be valued at least monthly, at which time all interest, dividend and other investment earnings of the portion of the Fund in which the accounts are invested shall be allocated to each account.

(f)	The Company shall establish and communicate other administrative procedures to ensure the efficient administration of the OPP.

A-5.09	OPP Maximum Contributions

The Company shall establish administrative procedures such that the total of OPP Company Contributions and OPP Member Contributions shall not exceed the amount of contributions permissible under Revenue Rules.

A-5.10	OPP Transfers

Prior to July 31, 2003 and subject to Section A-5.09, an OPP Member was permitted to contribute to the OPP any amounts transferred from the Kraft Canada Inc. Employee Savings Plan. Any such funds so transferred were defined as “OPP Transfers”, did not attract any OPP Company Contributions under Section A-5.05, and were deposited in the OPP Member Account of the OPP Member. Effective July 31, 2003, OPP Transfers are no longer permitted.

Kraft Canada Inc.	Appendix A – Schedule 6 – Maison Montreal Employees
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 102

Appendix A – Schedule 6 to Part 3 – Maison Montreal Employees

A-6.01	The provisions of this Schedule shall only be applicable to the unionized Employees of the Maison Montreal Division of the Company. With respect to these Employees, the provisions of this Schedule shall apply in lieu of any other pertinent provisions described elsewhere in the Plan, except those provisions required under Applicable Pension Laws and except as provided under Schedule 5 with respect to the OPP. The provisions of this Schedule only apply to benefits accrued under the provisions of this Schedule.

As a result of the sale of the Maison Montreal Division the only remaining Members governed by this Schedule 6 are those on Long-Term Disability.

A-6.02	Definitions

The following terms shall apply only to this Schedule and shall, within this Schedule, have the following meanings:

(a)	“Credited Future Service” means the Credited Service of a Member after May 1, 1995 while a unionized Employee, subject to a maximum of 35 years, less any period of service for which the Member has accrued and remains contingently or absolutely entitled to pension benefits under the terms of another pension plan of the Company.

(b)	“Earnings” means the amount of regular remuneration, including base salary, overtime pay, premium pay and bonuses, but excluding prizes or awards in cash or otherwise received from the Company.

(c)	“Earnings Average”, on any date, means the annual average of the Member’s Earnings in the 36 consecutive calendar months of employment immediately preceding such date or, if higher, in the three calendar years of highest Earnings of employment with the Company. If a Member has been continuously employed for less than 36 consecutive months on such date, his Earnings Average shall be determined as the average of his Earnings during his period of Continuous Service. For a part-time Employee, the average shall be determined by using the equivalent full-time service performed during the averaging period.

Kraft Canada Inc.	Appendix A – Schedule 6 – Maison Montreal Employees
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 103

(d)	“YMPE Average”, on any date, means the annual average of YMPE for the previous 36 calendar months. If a Member shall have been continuously employed for fewer than 36 months on such date, only the YMPE during his period of Continuous Service shall be used for determining his YMPE Average.

A-6.03	Member Required DB Contributions

Each Member shall be required to contribute in each calendar year, or portion thereof, an amount equal to 2.5% of his Earnings up to the YMPE and 5% of his Earnings in excess of the YMPE.

Such contributions shall not be made during any period of lay-off, leave of absence due to pregnancy, parental leave or absence as a result of injury or sickness for which the Employee does not receive Earnings from the Company.

A-6.04	Amount of Retirement Income

The amount of retirement income for purposes of paragraph 4.01(a) of the DB Provisions shall be equal to (a) multiplied by (b), where:

(a)	is 1.1% of his Earnings Average up to the YMPE Average, plus 1.85% of his Earnings Average in excess of the YMPE Average; and

(b)	is his Credited Future Service.

A-6.05	Early Retirement Factor

The early retirement factor referred to in paragraph 5.02(a) of the DB Provisions shall be 100% less 0.25% for each month by which his Pension Commencement Date precedes the earlier of his Normal Retirement Date and the date he would have attained age 60 and completed 25 years of Continuous Service.

Kraft Canada Inc.	Appendix A – Schedule 6 – Maison Montreal Employees
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 104

A-6.06	Supplemental Retirement Income

The annual supplemental retirement income referred to in paragraph 5.02(b) of the DB Provisions shall be payable only to a Member who is in active employment with the Company on or after attaining age 55 and shall be equal to $150 multiplied by his Credited Future Service.

A-6.07	Termination of Employment

(a)	A Member whose employment with the Company is terminated shall not be entitled to the benefit specified in Section 8.02 of the DB Provisions, but shall be entitled to a monthly retirement income determined in accordance with Section 5.01 of the DB Provisions and payable commencing on the Member’s Normal Retirement Date, determined pursuant to paragraphs (b) and (c).

Such benefit shall not be payable as a lump sum cash payment and, at the Member’s election, may be transferred on a locked-in basis in accordance with Section 10.02 of the DB Provisions. In addition, Section 8.03 of the DB Provisions shall not be applicable to such Member.

(b)	The Member’s benefit, in respect of Credited Service prior to January 1, 2001 shall be determined as specified in paragraph (a), or in the case of early payment, as specified in (i) or (ii), as applicable, where:

(i)	is, if at the date of termination the Member has completed 15 years of Continuous Service and the sum of his age and Continuous Service is at least equal to 60 years, the amount of retirement income payable at Normal Retirement Date, reduced in accordance with section A-6.05; and

(ii)	is in all other cases, the Actuarial Equivalent of the amount of retirement income otherwise payable at Normal Retirement Date; however, in no event shall such reduced retirement income exceed the product of the retirement income which would have commenced at Normal Retirement Date, and the early retirement factor specified in paragraph 8.02(c).

Kraft Canada Inc.	Appendix A – Schedule 6 – Maison Montreal Employees
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 105

(c)	The Member’s benefit in respect of Credited Service on or after January 1, 2001 shall be equal to the greater of (i) and (ii), where:

(i)	is the benefit determined under paragraph (a), reduced, in the case of early payment, in accordance with subparagraph (b)(i) or (b)(ii), as applicable; and

(ii)	is the benefit determined under paragraph (a), increased on the date of its commencement to reflect 50% of the change in the Consumer Price Index for Canada published by Statistics Canada from the date of termination of employment to the date that is 10 years prior to Normal Retirement Date; the annualized increase shall not be less than 0% or greater than 2%; in case of early payment of this benefit, it shall be reduced to the Actuarial Equivalent of the benefit otherwise payable at Normal Retirement Date.

A-6.08	Normal Form

The normal form referred to in Section 6.01 of the DB Provisions shall be monthly instalments beginning on the Member’s Pension Commencement Date and continuing thereafter during his lifetime with the provision that at least 60 monthly payments in total shall be made. Notwithstanding the foregoing, this Section shall not apply to any amount of supplemental retirement income referred to in paragraph 5.02(b) of the DB Provisions.

A-6.09	Surviving Spouse Benefit

For a Member who has a Spouse, unless both the Member and his Spouse elect, in the manner and on the forms prescribed by the Company, to receive the Member’s retirement income in either the form specified in Section A-6.08 or in an optional form pursuant to Section 6.02 of the DB Provisions, his retirement income shall be payable for his lifetime with the provision that, upon the Member’s death, 60% of the Member’s retirement income shall be payable to his Spouse for the remaining of the Spouse’s lifetime. In addition, Section 7.04 shall apply. The retirement income payable to the Member during his lifetime shall be equal to 100% of the retirement income, determined in accordance with Article 5 of the DB Provisions.

Kraft Canada Inc.	Appendix A – Schedule 6 – Maison Montreal Employees
Kraft Canada Inc. Retirement Plan for Canadian Hourly Employees
Amended and Restated as of January 1, 2011	Page 106

This Section shall also apply to any amount of supplemental retirement income referred to in paragraph 5.02(b) of the DB Provisions.

If a Member elects an optional form in accordance with Section 6.02 of the DB Provisions and such optional form provides for a percentage continuing to the Spouse, greater than 60%, upon the Member’s death, the amount of retirement income payable under this optional form shall be the Actuarial Equivalent of the retirement income payable in the form described in this Section A-6.09.

A-6.10	Death Benefits

If the death of a Member occurs prior to the earlier of the Member’s Pension Commencement Date and the Member’s Normal Retirement Date, the Member’s Spouse, or, if there is no Spouse, or if the Spouse has waived the right to the death benefit in accordance with Applicable Pension Laws, the Member’s Beneficiary, shall receive the Actuarial Equivalent of the deferred retirement income to which the Member would have been entitled under Section A 6.07, determined as if the Member had terminated his employment on his date of death and assuming that the Member’s retirement income would have commenced on his Normal Retirement Date or, if the Member is eligible for early retirement, assuming the Member’s retirement income would have commenced on his Early Retirement Date immediately prior to his date of death.

A-6.11	Disability

A Member who has a Long-Term Disability shall not be required to make Member Required Contributions while disabled and shall accrued Credited Service pursuant to paragraph 9.01(c) of the DB Provisions.

A-6.12	Excess Contributions

A Member who is entitled to a benefit under Article 5 of the DB Provisions or Section A-6.08 shall receive additional retirement income that is the Actuarial Equivalent of the excess, if any, of any Member Required DB Contributions, with Interest, over 50% of the Actuarial Equivalent of his retirement income. In the event of a Member’s death under Section A-6.10, the benefit under this Section A-6.12 shall be payable to the Member’s Spouse or Beneficiary, as applicable, as a lump sum cash payment.